     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1996.



                                                       REGISTRATION NO. 333-5543

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 SLEEPY'S, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

              NEW YORK                                5712                               11-2125264
  (STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)
                                            175 CENTRAL AVENUE SOUTH
                                               BETHPAGE, NY 11714
                                                 (516) 844-8800
                         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

         HARRY ACKER, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                 SLEEPY'S, INC.
                            175 CENTRAL AVENUE SOUTH
                               BETHPAGE, NY 11714
                                 (516) 844-8800
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                  GARY J. SIMON, ESQ.                                    MITCHELL S. FISHMAN, ESQ.
          PARKER CHAPIN FLATTAU & KLIMPL, LLP                     PAUL, WEISS, RIFKIND, WHARTON & GARRISON
              1211 AVENUE OF THE AMERICAS                               1285 AVENUE OF THE AMERICAS
             NEW YORK, NEW YORK 10036-8701                             NEW YORK, NEW YORK 10019-6064
                     (212) 704-6000                                            (212) 373-3000

                            ------------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                                 SLEEPY'S, INC.
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K
           REFERENCING ITEMS IN PART I OF FORM S-1 TO THE PROSPECTUS

                          ITEM NUMBER AND CAPTION                              PROSPECTUS CAPTION OF PAGE
      ---------------------------------------------------------------  ------------------------------------------

  1.  Forepart of the Registration Statement and Outside Front Cover
        Page of Prospectus...........................................  Facing Page of Registration Statement;
                                                                         Outside Front Cover Page of Prospectus
  2.  Inside Front and Outside Back Cover Pages of Prospectus........  Inside Front Cover Page of Prospectus;
                                                                         Outside Back Cover Page of Prospectus
  3.  Summary Information, Risk Factors and Ratio of Earnings to
        Fixed Charges................................................  Prospectus Summary; Risk Factors
  4.  Use of Proceeds................................................  Prospectus Summary; Use of Proceeds
  5.  Determination of Offering Price................................  Outside Front Cover Page of Prospectus;
                                                                         Risk Factors; Underwriting
  6.  Dilution.......................................................  Prospectus Summary; Risk Factors; Dilution
  7.  Selling Security Holders.......................................  Not Applicable
  8.  Plan of Distribution...........................................  Outside Front Cover Page of Prospectus;
                                                                         Underwriting
  9.  Description of Securities to be Registered.....................  Outside Front Cover Page of Prospectus;
                                                                         Prospectus Summary; Description of
                                                                         Capital Stock
 10.  Interests of Named Experts and Counsel.........................  Legal Matters; Experts
 11.  Information with Respect to the Registrant.....................  Outside Front Cover Page of Prospectus;
                                                                         Inside Front Cover Page of Prospectus;
                                                                         Prospectus Summary; Risk Factors; Use of
                                                                         Proceeds; Dividend Policy;
                                                                         Capitalization; Selected Financial Data;
                                                                         Management's Discussion and Analysis of
                                                                         Financial Condition and Results of
                                                                         Operations; Business; Management;
                                                                         Principal Shareholders; Description of
                                                                         Capital Stock; Shares Eligible for
                                                                         Future Sale; Financial Statements
 12.  Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities...................................  Part II

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF
THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                       SUBJECT TO COMPLETION -- DATED JULY 16, 1996
PROSPECTUS


                                1,375,000 SHARES

                                     [LOGO]

                                  COMMON STOCK


     The 1,375,000 shares of common stock (the 'Common Stock') being offered hereby are being sold by Sleepy's, Inc., a New York corporation (the 'Company'). Prior to this offering, there has been no public market for the Common Stock. It presently is estimated that the initial public offering price will be between $10.00 and $12.00 per share. See 'Underwriting' for a discussion of the factors considered in determining the initial public offering price. Upon completion of this offering, Harry Acker, the Chairman of the Board and Chief Executive Officer of the Company, will beneficially own approximately 67.9% of the outstanding Common Stock.



     The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, under the symbol 'SLPY.'

                            ------------------------

SEE 'RISK FACTORS' BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT
      SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK.
                            ------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION NOR  HAS  THE
     SECURITIES   AND  EXCHANGE   COMMISSION  OR   ANY  STATE  SECURITIES
       COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF   THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                                                    PRICE TO           UNDERWRITING DISCOUNTS         PROCEEDS TO
                                                     PUBLIC            AND COMMISSIONS(1)(2)           COMPANY(3)
Per Share.................................          $                         $                         $
Total(4)..................................          $                         $                         $

(1) Excludes the value of warrants to purchase up to 137,500 shares of Common Stock to be issued to the Representative of the Underwriters as additional compensation.

(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See 'Underwriting.'

(3) Before deducting expenses estimated at $525,000, which will be paid by the Company.

(4) The Company has granted the Underwriters a 45-day option to purchase up to 206,250 additional shares solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and  Proceeds to the  Company will be $          ,
    $       and $       , respectively. See 'Underwriting.'
                            ------------------------
     This Common Stock is offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to the right of the Underwriters to reject any order in whole or in part and certain other conditions. It is expected that delivery of certificates for the shares of Common Stock will be made at the offices of Bear, Stearns Securities Corp., 1 Metrotech Center No., Brooklyn, New York, 11201, as agent for Gerard
Klauer Mattison & Co., LLC, on or about             , 1996.

                       GERARD KLAUER MATTISON & CO., LLC
                            ------------------------
                    THE DATE OF THIS PROSPECTUS IS    , 1996

[PHOTO OF OUTSIDE OF STAND-ALONE SLEEPY'S STORE]

[PHOTO OF OUTSIDE OF SHOPPING CENTER KLEINSLEEP STORE]




IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                 NEW YORK, NY                                         LONG ISLAND, NY
Sleepy's Store Locations:    Kleinsleep Store Locations:        Sleepy's Store Locations:
  Bronx (4)                  Brooklyn                     Bay Shore                    Massapequa
  Brooklyn (6)               Manhattan (3)                Bohemia                      Merrick
  Manhattan (5)              Ozone Park                   Bridgehampton                New Hyde Park
  Queens (7)                 Rego Park                    Carle Place (2)              Oceanside
  Staten Island (3)          NEW JERSEY                   Commack                      Patchogue
  WESTCHESTER &              Sleepy's Store Locations:    Farmingdale                  Plainedge
  ROCKLAND CO., NY           East Hanover                 Hicksville                   Riverhead
  Sleepy's Store Locations:  Edison                       Huntington                   Rocky Point
  Mamaroneck                 Hasbrouck Heights            Lawrence (2)                 Selden
  Mount Kisco                Hoboken                      Levittown                    Smithtown
  Nanuet                     Little Falls                 Lynbrook                     West Babylon
  White Plains               Paramus                      Manhasset                    West Hempstead
  Yonkers                    Secaucus                           Kleinsleep Store Locations:
  Yorktown Heights           Somerville                   Carle Place                  Lake Grove
  Kleinsleep Store           Springfield                  Commack                      Manhasset
  Locations:                 Watchung                     Garden City                  Sayville
  Nanuet                     West New York                Hicksville                   Southampton
  Yonkers                    Kleinsleep Store Locations:  Huntington                   Valley Stream
  FAIRFIELD CO., CT          Paramus
  Kleinsleep Store
  Location:
  Westport
TRI-STATE METROPOLITAN AREA
  1-800 Sleepy's Telemarketing:
  Entire Tri-State Metropolitan Area


                          [MAP OF STORE LOCATIONS]

                               [SLEEPY'S LOGO]
                              [KLEINSLEEP LOGO]

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriter's over-allotment option and reflects (i) the 29,000-to-one stock split of the Common Stock effected in June 1996, and (ii) the Reorganization of the Company, as described below, which will be effected immediately prior to the consummation of this offering. Prospective investors should carefully consider the information set forth under the caption 'Risk Factors.' Unless the context otherwise requires, the 'Company' or 'Sleepy's' refers to Sleepy's, Inc. and its subsidiaries as reorganized prior to the consummation of this offering. See 'Reorganization of the Company and Change in Tax Status.' References in this Prospectus to a fiscal year of the Company refer to the fiscal year of the Company ended or ending on the Saturday closest to December 31 of that fiscal year.

                                  THE COMPANY

      The Company is one of the leading specialty retailers of bedding in the New York, New Jersey and Connecticut tri-state metropolitan area (the 'Tri-state area'), where it currently operates 88 stores. Based on the number of its stores, the Company believes that it also is one of the largest specialty retailers of bedding in the United States. The Company's sales operations are conducted through three formats: (i) 68 Sleepy'sTM stores, which address a broad customer base and offer an extensive selection of bedding merchandise in a wide range of prices; (ii) 20 KleinsleepTM stores, which generally are located in more affluent areas and offer a greater mix of higher-priced bedding merchandise; and (iii) the Company's 1-800-SLEEPY'STM telemarketing operations, which commenced in 1995 and offer only products of the nation's three largest bedding manufacturers to the most convenience-oriented and cost-conscious consumers.

      The Company has experienced significant growth in revenues and earnings over the past two years. Net sales increased from $49,644,000 in fiscal 1994 to $59,763,000 in fiscal 1995 and from $13,115,000 in the first quarter of fiscal 1995 to $16,045,000 in the first quarter of fiscal 1996. Net income also increased, from $676,000 in fiscal 1994 to $3,569,000 in fiscal 1995 and from $(46,000) in the first quarter of fiscal 1995 to $419,000 in the first quarter of fiscal 1996. The Company attributes these increases primarily to the growth during fiscal 1995 in the number of its stores, from 75 to 87, the leveraging of fixed expenses over the additional stores and the commencement of telemarketing operations.

      The Company's stores offer a wide variety of bedding merchandise. Sales of mattresses and box springs ('bed sets') currently account for approximately 84% of the Company's revenues, although the Company's stores offer a variety of other bedding products, including brass beds, iron beds, headboards, footboards, high risers, day beds, bunk beds, futons, motorized beds, bed frames and related items. The Company offers only brand name products from all of the major mattress manufacturers in the United States, including Simmons, Sealy, Serta, Spring Air, Stearns & Foster, Kingsdown, Aireloom, Eclipse and Eastern. Each store displays approximately 50 varieties of bed sets. In addition to its broad selection of merchandise, the Company offers a wide choice of bed sets and other bedding products through manufacturers' catalogs. OPERATING STRATEGY


      The Company believes that its current operating strategy offers competitive advantages, including the following (for more information concerning the Company's operating strategy, see 'Business -- Operating Strategy'):



       Broad Market Coverage. By marketing and selling its products through its three different formats, the Company covers virtually all consumers throughout the Tri-state area.



       Competitive Pricing. In order to achieve competitive pricing, the Company maintains relatively low costs of occupancy, labor, distribution of merchandise and other aspects of its operations.

       Aggressive   Marketing.  The  Company  effectively  uses  print,  radio, television and other advertising to promote each of its three sales formats and has achieved broad name recognition in the Tri-state area.



       Centralized Distribution Facility. The Company realizes economies of scale by servicing stores from its leased centralized distribution facility/headquarters. The Company expects that its proposed expansion strategy will permit further leveraging of the centralized facility's costs over the anticipated increase in sales volume from the addition of new stores and the expansion of its telemarketing operations.



       Ongoing Review of Store Performance and Location. The Company continually reviews the profitability trends and prospects of its stores and evaluates whether underperforming stores should be closed, relocated to more desirable locations or converted to the Company's other store format.


 GROWTH STRATEGY


      The Company's goal is to become the dominant retailer of bedding in the Tri-state area. The Company intends to increase its market penetration in this area and to expand its operations into contiguous geographic areas. The Company intends to open or acquire more than 15 stores during the 12 months following the date of this Prospectus. The Company believes that by opening these new stores it will realize greater economies of scale in distribution, advertising and management. The principal elements of the Company's growth strategy include the following (for more information concerning the Company's growth strategy, see 'Business -- Growth Strategy'):



       Store Expansion. The Company intends to pursue an aggressive expansion strategy, primarily through new store openings and acquisitions in the Tri-state area, as well as in markets contiguous to that area.


       Expanded Telemarketing. The Company intends to expand its telemarketing operations. The expansion of these operations, which are conducted from the Company's main facility, primarily involves the addition of personnel and generally does not require significant capital expenditures.


       Increased Advertising. The Company intends to significantly increase its advertising efforts. As a result of the extensive penetration in the Tri-state area of the advertising media used by the Company, the Company believes that its advertising efforts will be effective in reaching virtually all consumers throughout its market.



       Warehouse Expansion. Currently, the Company's centralized distribution facility/headquarters is being expanded by the landlord/owner in accordance with the Company's requirements and specifications. The Company believes that these improvements will enable the Company to maintain a larger inventory of products and continue to fulfill its customers' needs as the Company increases its market share.

                                                 THE OFFERING

Common Stock Offered by the Company................  1,375,000 shares
Common Stock Outstanding after the Offering........  4,275,000 shares(1)
Use of Proceeds....................................  The net proceeds of this offering will be used to finance the Company's planned expansion, through the opening  and
                                                     acquisition   of  new  stores   and  increased  warehouse
                                                     inventory relating thereto; to make a distribution to the
                                                     principal shareholder of the  Company in connection  with
                                                     the   change  in  the  Company's  tax  status;  to  repay
                                                     outstanding indebtedness to  a corporation controlled  by
                                                     the  principal shareholder of the  Company and to a bank,
                                                     in each case incurred in order to provide working capital
                                                     to the Company; to repay outstanding indebtedness assumed
                                                     by the  Company in  the Reorganization;  and for  general
                                                     working  capital purposes and potential acquisitions. See
                                                     'Reorganization of the Company and Change in Tax  Status'
                                                     and 'Use of Proceeds.'
Risk Factors.......................................  The  purchase of the Common Stock offered hereby involves
                                                     risks,  including   risks  relating   to  the   Company's
                                                     expansion   plans,   dependence  on   certain  suppliers,
                                                     competition and proposed warehouse expansion project. See
                                                     'Risk Factors.'
Nasdaq National Market Symbol......................  SLPY


 --------------


 (1)Does not include up to 400,000 shares of Common Stock reserved for issuance pursuant to the Company's 1996 Stock Option Plan. On or prior to the date of this Prospectus, the Company will have granted options to purchase 232,000 shares of Common Stock under the 1996 Stock Option Plan at the initial public offering price, none of which options has been exercised. See 'Risk Factors -- Shares Eligible for Future Sale.'

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
              (IN THOUSANDS, EXCEPT OPERATING AND PER SHARE DATA)


                                                  FISCAL YEAR ENDED(1)                                   THREE MONTHS ENDED
                        ------------------------------------------------------------------------      -------------------------
                        DECEMBER 28,    JANUARY 2,     JANUARY 1,    DECEMBER 31,   DECEMBER 30,       APRIL 1,      MARCH 30,
                            1991           1993           1994           1994           1995             1995          1996
                        ------------   ------------   ------------   ------------   ------------      -----------   -----------

INCOME STATEMENT DATA:
    Net sales.........    $ 29,620       $ 35,305       $ 41,402       $ 49,644       $ 59,763          $13,115       $16,045
    Gross profit......      15,290         17,271         20,374         23,226         29,069            6,269         7,920
    Income from
      operations......       1,229            882          1,217          1,131          3,804               25           713
    Pro forma
      provision for
      income
      taxes(3)........                                                                   1,328                            143
    Pro forma net
      income(2)(3)....                                                                   1,991                            214
    Pro forma net
      income per
      share(3)(4).....                                                                $   0.69                        $  0.07
    Weighted average
      common shares
   outstanding(3)(4)..                                                                   2,900                          2,900
    Supplemental pro
      forma net income
      per share(4)....                                                                $   0.61                        $  0.07
OPERATING DATA
  (UNAUDITED):
    Stores open at end
      of period.......          56             63             66             75             87               78            88
    Inventory
      turnover(5).....        11.5x           8.3x          10.4x          10.7x          10.9x             9.3x         13.5x


                                                                                      AS OF MARCH 30, 1996
                                                                            -----------------------------------------
                                                                                          PRO           PRO FORMA
                                                                            ACTUAL     FORMA(6)     AS ADJUSTED(6)(7)
                                                                            -------    ---------    -----------------

BALANCE SHEET DATA:
    Working capital......................................................   $(1,980)    $(5,273)         $11,486
    Total assets.........................................................    17,278      19,261           26,591
    Long-term debt and obligations under capital lease...................     2,686       5,747            5,747
    Shareholder's equity.................................................     4,493         122           13,588

- ------------

 (1)The Company's fiscal year-end is the Saturday closest to December 31 in each year. References to 'fiscal 1991,' 'fiscal 1992,' 'fiscal 1993,' 'fiscal 1994' and 'fiscal 1995' are to the fiscal years ended December 28, 1991, January 2, 1993, January 1, 1994, December 31, 1994 and December 30, 1995, respectively.


 (2)For fiscal 1995 and the three months ended March 30, 1996, pro forma net income reflects a pro forma adjustment in accordance with the increase in the annual salary of the Company's Chairman of the Board and Chief
    Executive Officer to $400,000 from an imputed $150,000. In addition, commencing May 1, 1996, the Company entered into an employment agreement with the new President of the Company providing for a salary of $200,000 during the first year thereof, which amount is not reflected in pro forma net income. See Notes to Consolidated Financial Statements and 'Management.'



 (3)Prior to the date of this Prospectus, the Company reported as an S corporation for federal and certain state income tax purposes. Accordingly, the Company was not subject to federal and certain state income taxes during that period. The pro forma income taxes reflect the taxes which would have been accrued if the Company had elected to report as a C corporation. See 'Reorganization of the Company and Change in Tax Status.'



 (4)Supplemental pro forma net income per share is based on the weighted average number of shares of Common Stock used in the calculation of pro forma net income per share plus the estimated


                                              (footnotes continued on next page)

(footnotes continued from previous page)

    number of shares that would need to be sold by the Company in order to fund the cash distribution to the Company's principal shareholder of approximately $1,900,000 (representing approximately $3,600,000 of undistributed S corporation taxable income less advances of approximately $1,700,000 at March 30, 1996), the repayment of a $1,000,000 loan payable to an affiliate, $750,000 of bank debt and $540,000 of vendor loans to be assumed in the Reorganization, all of which are to be paid out of the net proceeds of this offering. See 'Use of Proceeds' and 'Reorganization of the Company and Change in Tax Status.'


 (5)Inventory turnover is determined by dividing cost of sales, which is included in the cost of sales, buying and occupancy, by the annual average inventory, which represents the average inventory at the beginning and end of each fiscal period.


 (6)Includes  pro forma  adjustments to reflect  (i) the  Reorganization of the
    Company, including the cash distribution to the Company's principal shareholder of approximately $1,900,000 (representing approximately $3,600,000 of undistributed S corporation taxable income less advances of approximately $1,700,000 at March 30, 1996), the Company's assumption of loans payable to vendors of $540,000, and the recording of a $428,000 deferred tax asset and (ii) $5,077,000 and $5,786,000, respectively, of property and obligations under a capital lease and $613,000 of capital distributions resulting from the recording of the new lease agreement for the Company's centralized distribution facility/headquarters as a capital lease. See 'Reorganization of the Company and Change in Tax Status' and 'Use of Proceeds.'


 (7)Adjusted to reflect the sale of shares of Common Stock offered hereby and the application of net proceeds therefrom. See 'Use of Proceeds.'

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully by prospective investors in evaluating an investment in the shares of Common Stock offered by this Prospectus.

EXPANSION

     The Company's planned growth depends, in part, on its ability to open new stores in existing markets, successfully relocate stores which have been underperforming and expand into new markets. There can be no assurance, however, that the Company will be able to identify and obtain favorable store sites, arrange favorable leases for new stores, open new stores in a timely manner or hire, train and integrate qualified sales associates in those new stores. The failure by the Company to obtain new leases, open new stores or retain qualified sales associates could have a material adverse impact on the Company's proposed growth and future results of operations. Similarly, there can be no assurances that the Company will be successful in expanding into existing or contiguous markets. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business.'

DEPENDENCE ON CERTAIN SUPPLIERS


     The Company purchases merchandise from approximately 20 vendors. During fiscal 1995, the Company's five largest suppliers accounted for approximately 21.4%, 15.7%, 14.3%, 9.6% and 9.4%, respectively, of the Company's total merchandise purchased. The Company typically does not maintain long-term purchase contracts with suppliers and operates principally on a purchase order basis. There can be no assurance that the loss of any one or more of its suppliers would not have a material adverse effect on the Company or that suppliers could not increase prices such as to have an adverse effect on the Company's results of operations.


COMPETITION

     The retail bedding industry in the United States in general and in the Company's existing geographic markets in particular is highly competitive and highly fragmented. The Company's store competitors include a variety of national and regional chains of retail furniture stores carrying bedding (such as Seaman Furniture Company, Inc. and Levitz Furniture, Inc.), department store chains with bedding departments (such as Sears Roebuck and Co. and the Macy's and Bloomingdales stores of Federated Department Stores, Inc.), regional and local independent furniture stores carrying bedding and other regional and local specialty retailers of bedding. The Company's stores also compete with at least one national and one regional specialty retail bedding chain. In the past, the Company faced periods of heightened competition that materially affected its results of operations. In addition, the Company competes with several regional telemarketers of bedding. Certain of the Company's competitors have substantially greater financial and other resources than the Company. Accordingly, the Company may face periods of intense competition in the future that could have a material adverse effect on the Company's planned growth and future results of operations. See 'Business -- Competition.'

COMPLETION OF WAREHOUSE EXPANSION PROJECT


     The success of the Company's proposed store expansion strategy depends to a significant extent on the completion of the planned 79,000 square foot expansion of its centralized distribution facility/ headquarters in Bethpage, New York. This facility is currently leased on a triple net lease basis from BDC Realty Corp., a corporation owned by David Acker and A. J. Acker, both of whom are executive officers of the Company and who are, respectively, the son and wife of Harry Acker, the Company's Chairman of the Board, Chief Executive Officer and principal shareholder. The proposed expansion project is expected to be substantially completed by the end of the Company's current fiscal year in accordance with the Company's requirements and specifications. The expanded facility, when completed, is expected to accommodate the Company's warehouse inventory needs for both its recent growth and planned expansion. The failure of BDC Realty Corp. to complete the construction project on time or in accordance with the Company's specifications could have a material adverse effect on the Company's proposed growth and future results of operations. There can be no assurance that BDC

Realty Corp. will have available to it sufficient funds in order to complete the warehouse expansion project. In the event that BDC Realty Corp. fails to have funds available to it sufficient to complete the proposed warehouse expansion, the Company may elect to apply its payments under the lease with BDC Realty Corp. to complete the warehouse expansion and, to assist in completion of the warehouse expansion on schedule, the Company under certain circumstances may elect to assume from BDC Realty Corp. management of the warehouse expansion project. The Company has no experience in the management of construction projects and there can be no assurance that it would be able to complete the proposed expansion at a reasonable cost and without significant delays in such event. See 'Certain Transactions.'


REQUIRED LESSOR CONSENTS



     Leases for certain of the Company's stores that, prior to the Reorganization, are leased by separate corporations (the 'Lessee Corporations') require or may require the consent of the lessors thereunder to the contribution of the stock of the relevant Lessee Corporation to the Company in the Reorganization. If consents of the relevant lessors are not obtained, these corporations will not be included in the Reorganization as of the date of this Prospectus. Instead, the Company will seek to obtain such consents and contribution of the stock of such Lessee Corporations to the Company after the closing. If such consents cannot be obtained, the Company will seek to develop alternative approaches so that, to the maximum extent possible, the Company will receive the benefits of each such lease. Although failure by the Company to acquire the stock of certain Lessee Corporations may, in the aggregate, have a material adverse effect on the Company, the Company believes that the Contributed Corporations will give the Company rights under leases sufficient for the Company to conduct its business in all material respects as disclosed in this Prospectus. See 'Business -- Properties.'


QUARTERLY FLUCTUATIONS IN EARNINGS

     The Company historically has experienced and expects to continue to experience quarterly fluctuations in its net sales and net income. The Company generally has experienced more sales and a greater portion of income during the second and third quarters of the year. The Company expects this trend to continue for the foreseeable future. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Quarterly Fluctuations and Seasonality.' In addition, the Company's quarterly results of operations may fluctuate as a result of a variety of factors, including the weather (particularly during the first quarter of the year), the timing of new store openings and the net sales contributed by the new stores. Because of fluctuations in net sales and net income, the results of operations for any quarter are not necessarily indicative of the results that may be achieved for a full fiscal year or for any future quarter. See 'Business.'

DEPENDENCE UPON KEY PERSONNEL; MANAGEMENT OF GROWTH


     The success of the Company's operations during the foreseeable future will depend largely upon the continued services of Harry Acker, Chairman of the Board and Chief Executive Officer, and the loss of his services could have a material adverse impact on the Company. Mr. Acker has entered into an employment agreement with the Company which contains a non-competition covenant that extends for a period of two years following termination of employment. In addition, the Company has obtained $1,000,000 of key man life insurance on the life of Mr. Acker. See 'Management -- Employment Agreements.'


     The Company's success also depends in part on its ability to manage, attract and retain qualified sales personnel. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting and retaining the personnel it requires to conduct its operations successfully. The Company's results of operations could be adversely affected if the Company were unable to attract, manage and retain these personnel or if revenue fails to increase at a rate sufficient to absorb the resulting increase in expenses.


CONTROL BY PRINCIPAL SHAREHOLDER



     Upon completion of this offering, Harry Acker will beneficially own approximately 67.9% of the outstanding Common Stock. Accordingly, Mr. Acker, individually, will have the ability to control the election of all of the members of the Company's Board of Directors and the outcome of corporate actions requiring majority shareholder approval. Even as to corporate actions in which super-majority approval may be required, such as certain fundamental corporate transactions, Mr. Acker will effectively control the outcome of such actions.

GOVERNMENT REGULATION


     The Company's operations are subject to state and local consumer protection and other regulation relating to the bedding industry. These regulations vary among the states constituting the Tri-state area. The regulations generally impose requirements as to the proper labeling of bedding merchandise, restrictions regarding the identification of merchandise as 'new' or otherwise, controls as to hygiene and other aspects of product handling and sale and penalties for violations. Although the Company believes that it is in substantial compliance with these regulations and currently is implementing a variety of measures to promote continuing compliance, there can be no assurance that the Company will not be required in the future to incur expense and/or modify its operations in order to ensure such compliance.



     The Company also believes that its operations currently comply in all material respects with applicable Federal, state and local environmental laws and regulations. Although the Company does not anticipate any significant expenditures in order to comply with such laws and regulations, there can be no assurance that such expenditures will not be required in the future, which expenditures could have a material adverse effect on the Company.


POTENTIAL ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of 'blank check' preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. In certain circumstances, the existence of provisions that inhibit or discourage take-over transactions could reduce the market value of the Common Stock. See 'Description of Capital Stock -- Preferred Stock.'

ABSENCE OF PRIOR TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE


     Prior to this offering, there has been no public market for the Common Stock and, although the Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, there can be no assurance that following this offering an actual trading market will develop or be maintained. The initial public offering price of the Common Stock offered hereby has been determined by negotiations between the Company and the representative of the Underwriters and may not be indicative of the market price of the Common Stock in the future. For a description of the factors considered in determining the initial public offering price, see 'Underwriting.' The market price of the shares of Common Stock may be highly volatile. Factors such as fluctuation in the Company's operating results, the introduction of new commercial products or services by the Company or its competitors and general market conditions may have a significant effect on the market price of the Common Stock. Under Nasdaq rules, in order to avoid delisting once approved, the Company is required to establish an independent audit committee within 90 days following the date of this Prospectus. See 'Management -- Executive Officers and Directors.'


DILUTION TO PURCHASERS OF COMMON STOCK


     The initial public offering price is substantially higher than the book value per share of Common Stock. Investors purchasing shares of Common Stock in this offering therefore will incur immediate substantial dilution in net tangible book value of $8.02 per share (assuming an initial public offering price of $11.00 per share, representing the midpoint of the range set forth on the cover page of this Prospectus). See 'Dilution.'


SHARES ELIGIBLE FOR FUTURE SALE


     Future sales of substantial amounts of the Company's Common Stock could adversely affect the market price of the Common Stock. Upon completion of this offering, the 1,375,000 shares offered hereby will be freely tradeable by persons other than 'affiliates' of the Company without restriction. All of the remaining 2,900,000 shares are subject to 'lock-up' agreements under which the holders of such shares have agreed not to offer, sell, pledge, grant an option for the sale of, or otherwise dispose of any shares of Common Stock without the prior written consent of the Representative of the Underwriters for a period of 180 days after the date of this Prospectus. Under current interpretations, all such shares of Common Stock will be eligible for resale after the expiration of the lock-up period pursuant to Rule 144 under the Securities Act of 1933 (the 'Act'). Following this offering, Harry Acker will hold a majority of the outstanding Common Stock and a decision by Mr. Acker to sell his shares could adversely affect the market price of the Common Stock. The Company also may grant stock options to purchase in the aggregate up to 400,000 shares of Common Stock pursuant to its 1996 Stock Option Plan. On or prior to the date of this Prospectus, the Company will have granted options to purchase 232,000 shares of Common Stock under the 1996 Stock Option Plan at the initial public offering price. Sales of substantial amounts of the Common Stock in the public market, whether by purchasers in the offering or by other shareholders of the Company, or the perception that such sales could occur, may adversely affect the market price of the Common Stock. See 'Shares Eligible for Future Sale' and 'Underwriting.'


NO DIVIDENDS


     Prior to this offering, the Company made distributions to the Company's principal shareholder, including amounts sufficient to reimburse him for federal and certain state income tax liabilities arising from the Company's status as an S corporation. Except for the payment of approximately $1,900,000 (consisting of approximately $3,600,000 of retained earnings net of approximately $1,700,000 of advances) with respect to the taxable income of the Company through the date of this Prospectus, the Company does not intend to pay any dividends to its shareholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See 'Reorganization of the Company and Change in Tax Status,' 'Use of Proceeds,' 'Dividend Policy' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

                                  THE COMPANY

     The Company is one of the leading specialty retailers of bedding in the New York, New Jersey and Connecticut tri-state metropolitan area (the 'Tri-state area'), where it currently operates 88 stores. Based on the number of its stores, the Company believes that it also is one of the largest specialty retailers of bedding in the United States. The Company's sales operations are conducted through three formats: (i) 68 Sleepy'sTM stores, which address a broad customer base and offer an extensive selection of bedding merchandise in a wide range of prices; (ii) 20 KleinsleepTM stores, which generally are located in more affluent areas and offer a greater mix of higher-priced bedding merchandise; and (iii) the Company's 1-800-SLEEPY'STM telemarketing operations, which commenced in 1995 and offer only products of the nation's three largest bedding manufacturers to the most convenience-oriented and cost-conscious consumers.

     The Company was founded in 1957 by Harry Acker, its current Chairman of the Board and Chief Executive Officer, when he opened his first specialty retail bedding store in Brooklyn, New York. In 1993, in addition to operating under the Sleepy's name, the Company commenced operating stores under the Kleinsleep name and, in 1995, the Company initiated its telemarketing operations. The number of stores operated by the Company grew to approximately 46 in fiscal 1990, 66 in fiscal 1993 and 88 as of the date of this Prospectus. The Company's stores average approximately 3,500 square feet in size, generally are positioned in high-traffic and high-visibility locations and follow relatively low-cost opening and operating procedures.

     The Company was incorporated in New York in 1957. The address of the Company's principal executive offices is 175 Central Avenue South, Bethpage, New York 11714, and its telephone number is (516) 844-8800.

             REORGANIZATION OF THE COMPANY AND CHANGE IN TAX STATUS


     During 1996, the Company changed its name from Bedding Discount Center Inc. to Sleepy's, Inc. In June 1996, the Company effected a 29,000-to-one stock split which increased the issued and outstanding shares of the Company from 100 to 2,900,000 shares. Prior to the consummation of this offering, all of the issued and outstanding shares of capital stock of each of KS Acquisition Corp., a New York corporation ('KSAC'), Sleepy's International, Inc., a Florida corporation ('SII'), and 1-800-Sleepy's, Inc., a New York corporation ('1-800'), will be contributed to the Company by Harry Acker and three trusts formed by Mr. Acker for the benefit of his children, of each of which trusts Mr. Acker is the sole trustee. Mr. Acker and the trusts collectively own all such shares to be contributed. In connection with the contribution of the shares of capital stock of KSAC, the Company will assume two loans in the aggregate amount of approximately $540,000 payable by Mr. Acker to vendors. In addition, prior to the effectiveness of this offering, all of the issued and outstanding shares of capital stock of certain corporations, which collectively are the lessees of the sites of all of the Company's stores, will be contributed to the Company by Mr. Acker and the trusts, which collectively own all such shares to be contributed (which corporations, with KSAC, SII and 1-800, are collectively referred to herein as the 'Contributed Corporations').



     Prior to the effectiveness of this offering, the Company, including each of the Contributed Corporations, has been taxed as an S corporation under the Internal Revenue Code of 1986, as amended. As a result, the Company was not subject to federal and certain state income tax purposes during that period. Mr. Acker, as the principal shareholder of the Company, has had and will continue to have obligations for federal and certain state income taxes on the Company's taxable income through the date of this Prospectus. The S corporation election of the Company, including the Contributed Corporations, will terminate on the date of this Prospectus. In connection with the foregoing, on the closing date of this offering Mr. Acker will receive distributions with respect to the Company's taxable income through the date of this Prospectus in the aggregate amount of approximately $1,900,000 (consisting of approximately $3,600,000 of retained earnings net of approximately $1,700,000 of advances). The amount of the distribution to Mr. Acker on the closing date of this offering will be calculated based on estimates of the Company's S corporation earnings, advances against such earnings and amounts owed by Mr. Acker to the Company as of June 30, 1996. Mr. Acker will be liable to the Company for distributions made on such date, if any, that are determined after the closing to exceed the Company's actual S corporation earnings net of advances against such earnings and amounts owed by

Mr. Acker to the Company. To secure performance of this obligation, on the closing date of this offering, the Company will deposit 5% of Mr. Acker's distribution in escrow pursuant to an agreement among the Company, Mr. Acker and an escrow agent (the 'Reorganization Escrow Agreement'). The amount in this escrow fund will be held by the escrow agent until the Company prepares a balance sheet reflecting such amounts as of the date of this Prospectus and receives a report on such amounts by a firm of independent certified accountants, which balance sheet and report are required to be available within 60 days after the date of this Prospectus. In addition, due to the change in tax status the Company will record a deferred tax asset of approximately $428,000.



     The foregoing transactions collectively are referred to herein as the 'Reorganization.'

                                USE OF PROCEEDS


     The net proceeds from the sale of the shares of Common Stock offered hereby (assuming an initial public offering price of $11.00 per share, representing the midpoint of the range set forth on the cover page of this Prospectus), after deducting underwriting discounts and expenses payable by the Company, are estimated to be approximately $13,466,000 (approximately $15,564,000 if the Underwriters' over-allotment option is exercised in full). The Company intends to use approximately $1,000,000 to finance the opening or acquisition during the 12-month period following the date of this Prospectus of approximately 15 new stores in the Tri-state area; approximately $1,000,000 to finance increased warehouse inventory in connection with the Company's planned new store openings and acquisitions; approximately $1,900,000 to make a distribution to the principal shareholder of the Company with respect to taxable income of the Company through the date of this Prospectus, during which period the Company was an S corporation for tax purposes (which amount consists of approximately $3,600,000 of retained earnings net of approximately $1,700,000 of advances); approximately $750,000 to repay outstanding indebtedness to a bank (the 'Bank Indebtedness'); approximately $1,000,000 to repay outstanding demand indebtedness to a corporation controlled by the principal shareholder of the Company and his wife, each a director and executive officer of the Company (the 'Shareholder Indebtedness'); approximately $540,000 to repay indebtedness assumed by the Company in connection with the Reorganization; and the balance for working capital purposes. See 'Reorganization of the Company and Change in Tax Status' and 'Certain Transactions.' The Company continuously reviews potential acquisitions to complement its current operations and may seek to utilize funds allocated to working capital, in whole or in part, for these acquisitions. The Company presently does not have any agreements, commitments or arrangements with respect to any proposed acquisitions and there can be no assurance that any acquisition will be consummated in the future.


     The allocation of the net proceeds of this offering set forth above represents the Company's best estimates based upon its present plans and certain assumptions regarding general economic and industry conditions and the Company's future revenues, expenditures and prospects. The Company reserves the right to reallocate the proceeds within the above described categories or to other purposes in response to, among other things, changes in its plans, industry conditions and the Company's future revenues, expenditures and prospects.


     Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, investment-grade, interest bearing securities, short-term certificates of deposit, money market funds and/or interest-bearing accounts.



     The Bank Indebtedness was incurred pursuant to an existing working capital facility. This indebtedness matures in January 1997, bears interest at the bank's prime rate and is secured by a lien on the Company's inventory. The Shareholder Indebtedness was incurred in connection with two loans made to the Company during 1995 to provide working capital to the Company. This indebtedness is unsecured and bears interest at the rate of 12% per annum.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of March 30, 1996, (i) on an actual basis, (ii) on a pro forma basis to give effect to the Reorganization and the recording as a capital lease of the Company's new lease agreement for its centralized distribution facility/headquarters and (iii) on a pro forma as adjusted basis to give effect to the Reorganization, the recording as a capital lease of the Company's new lease agreement for its centralized distribution facility/headquarters, the issuance and sale of 1,375,000 shares of Common Stock in this offering and the application of the estimated net proceeds therefrom as described in 'Use of Proceeds' and 'Business -- Properties.'


                                                                                       AS OF MARCH 30, 1996
                                                                               ------------------------------------
                                                                                                         PRO FORMA
                                                                                          PRO FORMA     AS ADJUSTED
                                                                               ACTUAL        (1)          (2)(3)
                                                                               ------    -----------    -----------
                                                                                          (IN THOUSANDS)

Short term debt and capital lease obligations...............................   $  993      $ 2,423        $   133
                                                                               ------    -----------    -----------
Long term debt and obligations under capital lease..........................    2,686        5,747          5,747
                                                                               ------    -----------    -----------
Shareholder's equity:
     Preferred Stock, $.01 par value, 5,000,000 shares authorized; no shares
       outstanding..........................................................     --         --
     Common Stock, $.01 par value, 10,000,000 shares authorized; 2,900,000 shares issued and outstanding, actual; 4,275,000 issued and
       outstanding, pro forma as adjusted...................................       29           29             43
     Additional paid-in capital.............................................    1,855           93         13,545
     Retained earnings......................................................    2,609       --             --
                                                                               ------    -----------    -----------
     Total shareholder's equity.............................................    4,493          122         13,588
                                                                               ------    -----------    -----------
          Total capitalization..............................................   $8,172      $ 8,292        $19,468
                                                                               ------    -----------    -----------
                                                                               ------    -----------    -----------

- ------------


(1) Gives effect to the Reorganization, including the distribution to the Company's principal shareholder of the Company's taxable income through the closing of this offering in the aggregate amount of approximately $1,900,000 (consisting of approximately $3,600,000 of retained earnings net of approximately $1,700,000 of advances) as well as the recording as a capital lease of the new lease agreement. See Note 3 to Consolidated Financial Statements, 'Reorganization of the Company and Change in Tax Status' and 'Certain Transactions.'


(2) Gives effect to the issuance of 1,375,000 shares of Common Stock in this offering net of estimated underwriting discounts and expenses payable by the Company.

(3) Total capitalization assuming the Underwriters' over-allotment option is exercised in full would be approximately $21,566,000.

                                DIVIDEND POLICY


     The Company was an S corporation for federal and certain state income tax purposes prior to the date of this Prospectus. Upon the closing of this offering, the Company will make distributions representing the Company's taxable income through the date of this Prospectus and the Company's S corporation status will be terminated. The Company currently intends to retain all future earnings for use in the operation of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of any cash dividends will be at the election of the Company's Board of Directors and will depend upon, among other things, the earnings, capital requirements and financial position of the Company, future loan covenants and general economic conditions.

                                    DILUTION


     The net tangible book value of the Company's Common Stock as of March 30, 1996 was approximately $3,637,000 or $1.25 per share. Net tangible book value per share is determined by dividing the net tangible book value of the Company (tangible assets less total liabilities) by the number of shares of Common Stock outstanding. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in the offering made hereby and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering. Without taking into account any changes in such net tangible book value after March 30, 1996, other than to give effect to the net proceeds from the sale of the shares of Common Stock offered hereby, and the distribution of the Company's taxable income immediately prior to the effective date of this Prospectus, the recording as a capital lease of the Company's new lease agreement for its centralized distribution facility/headquarters and the Reorganization, the pro forma net tangible book value of the Company as of March 30, 1996 would have been approximately $12,732,000 or $2.98 per share. This represents an immediate increase in net tangible book value of $3.24 per share to the existing shareholders and an immediate dilution in net tangible book value of $8.02 per share to new investors. The following table illustrates this dilution on a per share basis:


Initial public offering price per share(1).................................             $11.00
     Net tangible book value per share before the offering.................   $ 1.25
     Pro forma reduction to shareholders equity(2).........................    (1.51)
     Increase attributable to new investors................................     3.24
                                                                              ------
Pro forma net tangible book value per share after the offering.............               2.98
                                                                                        ------
Dilution per share to new investors........................................             $ 8.02
                                                                                        ------
                                                                                        ------

- ------------

(1) Representing the midpoint of the range set forth on the cover page of this Prospectus.


(2) Assuming distribution of $1,900,000 to the Company's principal shareholder, the assumption of indebtedness in the aggregate amount of $540,000 and recording of a deferred tax asset of $428,000 all made in connection with the Reorganization. Also gives effect to the recording as a capital lease of the new lease agreement for the Company's centralized distribution facility/ headquarters. See 'Reorganization of the Company and Change in Tax Status' and 'Certain Transactions.'



                            ------------------------
     The following table summarizes, on a pro forma basis as of March 30, 1996, the difference between the existing shareholders and new investors with respect to the number of shares of the Company owned, the total consideration paid and the average price paid per share:



                                              SHARES PURCHASED         TOTAL CONSIDERATION        AVERAGE
                                            --------------------      ---------------------        PRICE
                                             NUMBER      PERCENT        AMOUNT      PERCENT      PER SHARE
                                            ---------    -------      -----------   -------      ---------

Existing shareholders....................   2,900,000      67.8%      $ 1,884,000     11.1%       $  0.65
New investors............................   1,375,000      32.2%      $15,125,000     88.9%       $ 11.00
                                            ---------    -------      -----------   -------      ---------
     Total...............................   4,275,000     100.0%      $17,009,000    100.0%       $  3.98
                                            ---------    -------      -----------   -------      ---------
                                            ---------    -------      -----------   -------      ---------


     The foregoing tables assume no exercise of any outstanding options to purchase shares of Common Stock. At March 30, 1996, there were no outstanding stock options.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data for fiscal 1993, 1994 and 1995 are derived from the consolidated financial statements of the Company, which have been audited by BDO Seidman, LLP, independent certified public accountants, whose report thereon is included elsewhere herein. The following selected consolidated financial data for the years ended December 28, 1991 and January 2, 1993 and for the three months ended April 1, 1995 and March 30, 1996 are derived from the unaudited consolidated financial statements of the Company. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for such periods. The selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Company's consolidated financial statements, related notes and other financial information included elsewhere in this Prospectus.

                                                                                                                THREE
                                                                                                               MONTHS
                                                               FISCAL YEAR ENDED                                ENDED
                                      --------------------------------------------------------------------   -----------
                                      DECEMBER 28,   JANUARY 2,   JANUARY 1,   DECEMBER 31,   DECEMBER 30,    APRIL 1,
                                          1991          1993         1994          1994           1995          1995
                                      ------------   ----------   ----------   ------------   ------------   -----------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
    Net sales.......................    $ 29,620      $ 35,305     $ 41,402      $ 49,644       $ 59,763       $13,115
    Cost of sales, buying and
      occupancy.....................      14,330        18,034       21,028        26,418         30,694         6,846
    Gross profit....................      15,290        17,271       20,374        23,226         29,069         6,269
    Store expenses..................      10,442        12,397       14,332        16,512         19,298         4,793
    General and administrative
      expenses......................       3,619         3,992        4,825         5,583          5,967         1,451
    Total operating expenses........      14,061        16,389       19,157        22,095         25,265         6,244
    Income from operations..........       1,229           882        1,217         1,131          3,804            25
    Other income (expenses).........        (138)         (102)         293          (455)          (235)          (71)
    Income before taxes.............       1,091           780        1,510           676          3,569           (46)
    Pro forma provision for income
      taxes(2)......................                                                               1,328
    Pro forma net income(1)(2)......                                                               1,991
    Pro forma net income per
      share(2)(3)...................                                                            $   0.69
    Weighted average common shares
      outstanding(2)(3).............                                                               2,900
    Supplemental pro forma net
      income per share(3)...........                                                            $   0.61
OPERATING DATA (UNAUDITED):
    Stores open at end of period....          56            63           66            75             87            78
    Inventory turnover(4)...........        11.5x          8.3x        10.4x         10.7x          10.9x          9.3x
BALANCE SHEET DATA
  (AT PERIOD END):
    Working capital.................    $ (1,413)     $ (1,424)    $   (658)     $ (3,062)      $ (1,034)      $(2,062)
    Total assets....................       4,770         5,370        9,446        13,792         15,615        11,620
    Long-term debt and capital lease
      obligations...................         624           679        1,039         1,941          3,094         1,494
    Total shareholder's equity......         214           504        2,533         2,728          4,424         2,754


                                       MARCH 30,
                                         1996
                                      -----------

INCOME STATEMENT DATA:
    Net sales.......................    $16,045
    Cost of sales, buying and
      occupancy.....................      8,125
    Gross profit....................      7,920
    Store expenses..................      5,168
    General and administrative
      expenses......................      2,039
    Total operating expenses........      7,207
    Income from operations..........        713
    Other income (expenses).........       (294)
    Income before taxes.............        419
    Pro forma provision for income
      taxes(2)......................        143
    Pro forma net income(1)(2)......        214
    Pro forma net income per
      share(2)(3)...................    $  0.07
    Weighted average common shares
      outstanding(2)(3).............      2,900
    Supplemental pro forma net
      income per share(3)...........    $  0.07
OPERATING DATA (UNAUDITED):
    Stores open at end of period....         88
    Inventory turnover(4)...........       13.5x
BALANCE SHEET DATA
  (AT PERIOD END):
    Working capital.................    $(1,980)
    Total assets....................     17,278
    Long-term debt and capital lease
      obligations...................      2,686
    Total shareholder's equity......      4,493


- ------------


(1) For fiscal 1995 and for the three months ended March 30, 1996, pro forma net income reflects a pro forma adjustment in accordance with the increase in the annual salary of the Company's Chairman of the Board and Chief Executive Officer to $400,000 from an imputed $150,000. In addition, commencing May 1, 1996, the Company entered into an employment agreement with the new President of the Company providing for a salary of $200,000 during the first year thereof, which amount is not reflected in pro forma net income. See Notes to Consolidated Financial Statements and 'Management.'



(2) Prior to the date of this Prospectus, the Company reported as an S corporation for federal and certain state income tax purposes. Accordingly, the Company was not subject to federal and certain state income taxes during that period. The pro forma income taxes reflect the taxes which would have been accrued if the Company had elected to report as a C corporation. See 'Reorganization of the Company and Change in Tax Status.'


                                              (footnotes continued on next page)

(footnotes continued from previous page)


(3) Supplemental pro forma net income per share is based on the weighted average number of shares of Common Stock used in the calculation of pro forma net income per share plus the estimated number of shares that would need to be sold by the Company in order to fund the net cash distribution to the Company's principal shareholder of approximately $1,900,000 (representing approximately $3,600,000 of undistributed S corporation taxable income less advances of approximately $1,700,000 at March 30, 1996), the repayment of a $1,000,000 loan payable to an affiliate, $750,000 of bank debt and the vendor loans of $540,000 to be assumed in the Reorganization, all of which are to be paid out of the net proceeds of this offering. See 'Use of Proceeds' and 'Reorganization of the Company and Change in Tax Status.'


(4) Inventory turnover is determined by dividing cost of sales by the annual average inventory, which represents the average inventory at the beginning and end of each fiscal period.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The   following  discussion  should   be  read  in   conjunction  with  the
consolidated financial statements (including the notes thereto) included in this Prospectus.

GENERAL

     The Company was founded in 1957 when Harry Acker, its current Chairman of the Board and Chief Executive Officer, opened his first specialty retail bedding store in Brooklyn, New York. In 1993, in addition to operating under the Sleepy's name, the Company commenced operating its Kleinsleep stores and in 1995 the Company initiated its telemarketing operations. The number of stores operated by the Company grew to 46 in 1990, 66 in 1993 and 88 as of the date of this Prospectus. The Company's stores are located exclusively in the Tri-state area.


     The Company derives all of its revenues from the retail sale of bedding products, primarily consisting of bed sets. During the last five years, the Company's net sales increased 100% from approximately $30 million in fiscal 1991 to approximately $60 million in fiscal 1995, primarily as a result of new store openings, sales growth in existing stores and acquisitions. During the same five-year period, net income before taxes increased 227% from $1.1 million to $3.6 million. After giving effect to the increase in the annual salary of the Company's Chairman of the Board and Chief Executive Officer and for income taxes, pro forma net income for fiscal 1995 was approximately $2.0 million. The Company believes that its increased profitability largely is due to economies created by its distribution capabilities, store operating efficiencies, relationships with suppliers and knowledge of its market areas and customers. In addition to opening new stores and expanding its telemarketing operations, management intends to continue its practice of reviewing the profitability trends and prospects of existing stores and redeploying capital by closing or relocating underperforming stores or converting existing stores to the Company's other store format.



     The Company's expansion strategy focuses on new store openings and acquisitions in existing and contiguous market areas, relocating existing stores and increasing its telemarketing operations. The Company believes that by opening new stores it will realize economies of scale in distribution, advertising and management. The Company expects that its planned expansion strategy will permit further leveraging of the costs of its centralized distribution facility/headquarters over the anticipated increase in sales volume from the addition of new stores and the expansion of its telemarketing operations.

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated certain financial data as a percentage of net sales and the percentage change in the dollar amount of such data compared to the prior comparable period:

                                                              PERCENTAGE OF SALES
                                    ------------------------------------------------------------------------
                                                FISCAL YEAR ENDED                     THREE MONTHS ENDED
                                    ------------------------------------------    --------------------------
                                    JANUARY 1,    DECEMBER 31,    DECEMBER 30,     APRIL 1,       MARCH 30,
                                       1994           1994            1995           1995           1996
                                    ----------    ------------    ------------    -----------    -----------

Sales............................      100.0%         100.0%          100.0%         100.0%         100.0%
Cost of sales, buying and
  occupancy......................       50.8           53.2            51.4           52.2           50.6
                                    ----------       ------          ------       -----------    -----------
Gross profit.....................       49.2           46.8            48.6           47.8           49.4
Operating expenses:
     Store expenses..............       34.6           33.3            32.3           36.5           32.2
     General and
       administrative............       11.6           11.2             9.9           11.1           12.8
                                    ----------       ------          ------       -----------    -----------
     Operating income............        3.0            2.3             6.4            0.2            4.4
     Other income (expense),
       net.......................        0.7           (0.9)           (0.5)          (0.5)          (1.8)
                                    ----------       ------          ------       -----------    -----------
     Income before income
       taxes.....................        3.7%           1.4%            5.9            0.3%           2.6
                                    ----------       ------                       -----------
                                    ----------       ------                       -----------
     Pro forma adjustment for
       officer's salary(1).......      --            --                (0.4)         --              (0.4)
     Pro forma provision for
       income taxes..............                                      (2.2)                         (0.9)
                                                                     ------                      -----------
     Pro forma net income........                                       3.3%                          1.3%
                                                                     ------                      -----------
                                                                     ------                      -----------

- ------------

(1) For fiscal 1995 and the three months ended March 30, 1996, total operating expenses reflects a pro forma adjustment in accordance with the increase in the annual salary of the Company's Chairman of the Board and Chief Executive Officer to $400,000 from an imputed $150,000. See Notes to Consolidated Financial Statements.

THREE MONTHS ENDED MARCH 30, 1996 COMPARED TO THREE MONTHS ENDED APRIL 1, 1995


     Net sales for the three months ended March 30, 1996 were $16,045,000, an increase of $2,930,000, or 22.3%, over net sales of $13,115,000 for the three months ended April 1, 1995. This increase includes a 5.2% increase in comparable store sales over the periods. Comparable store sales in any year consist of sales in stores open during the entirety of that year and that had been in continuous operation for at least the 13-month period immediately preceding that year. The increase in net sales primarily was a result of new store openings, increased sales in existing stores and an increase in telemarketing sales. As of March 30, 1996, the Company had 88 stores compared to 78 stores as of April 1, 1995. Net sales from telemarketing for the three months ended March 30, 1996, were $848,000 as compared to $181,000 for the same period in the prior year, an increase of $667,000.



     Cost of sales, buying and occupancy for the three months ended March 30, 1996 was $8,125,000, an increase of $1,279,000, or 18.7%, over cost of sales, buying and occupancy for the same period a year earlier of $6,846,000. Cost of sales, buying and occupancy as a percentage of net sales were 50.6% for the recent period as compared to 52.2% for the earlier period. The resulting improvement in the gross profit margin over the periods is attributable primarily to the reduction of competition, principally as a result of the cessation in October 1995 of certain of the operations in New York State of one of the Company's major competitors.


     Store expenses, which consist of advertising, rent and related occupancy costs, selling salaries, utilities, insurance and depreciation, for the three months ended March 30, 1996 were $5,168,000, an increase of $375,000, or 7.8%, as compared to $4,793,000 for the same period a year earlier. The increase in store expenses over the periods principally was due to an increase of $312,000 in rent expense related to 13 additional stores opened in the recent period and an increase of $106,000 in selling salaries related to these additional stores. Store expenses in the recent period were 32.2% of sales as compared to 36.5% for the earlier period. This favorable decrease in store expenses as a percentage of net sales was due in part to the increase from $181,000 to $848,000 in net sales from the Company's telemarketing operations, which require no rent costs, as well as a continued improvement in store operating economies.



     General and administrative expenses for the three months ended March 30, 1996 were $2,039,000, an increase of $588,000, or 40.5%, as compared to $1,451,000 for the same period a year earlier. General and administrative expenses as a percentage of net sales were 12.8% for the recent period as compared to 11.1% for the earlier period. This increase is attributable primarily to an increase in management and administrative salaries in the aggregate amount of approximately $270,000 in order to support expansion of the Company's business.


     Interest expense for the three months ended March 30, 1996 was $94,000, an increase of $23,000 over the $71,000 for the same period a year earlier. The increase is attributable to increased borrowing for working capital purposes, including renovation and store expansion. For the three months ended March 30, 1996, other expense was offset by an unrealized gain on investment securities in the amount of $123,000.

FISCAL 1995 COMPARED TO FISCAL 1994

     Net sales for fiscal 1995 were $59,763,000, an increase of $10,119,000, or 20.4%, over net sales for fiscal 1994 of $49,644,000. The increase in net sales primarily was a result of new store openings, the subletting of ten stores from a competitor, the commencement of telemarketing operations and increased sales in existing stores, including an increase of 4.8% in comparable store sales over the periods. During fiscal 1995, the Company opened or acquired 15 new stores while closing only three stores, resulting in a total of 87 stores in operation at the end of the year. During fiscal 1994, the Company opened 12 new stores while closing only two stores, resulting in a total of 75 stores open at the end of the year.


     Cost of sales, buying and occupancy for fiscal 1995 was $30,694,000, an increase of $4,276,000, or 16.2%, over cost of sales, buying and occupancy for fiscal 1994 of $26,418,000. Cost of sales, buying and occupancy as a percentage of net sales was 51.4% for fiscal 1995 as compared to 53.2% for fiscal 1994. This improvement in gross profit margin over the periods is attributable primarily to the reduction of competition (principally as a result of the cessation in October 1995 of certain of the operations in New York State of one of the Company's major competitors) and to management's continued practice of closing or relocating underperforming stores. During fiscal 1995, the Company closed three stores and relocated eight stores.


     Store expenses, which consist of advertising, rent and related occupancy costs, selling salaries, utilities, insurance and depreciation, for fiscal 1995 were $19,298,000, an increase of $2,786,000, or 16.9%, over store expenses for fiscal 1994 of $16,512,000. This increase in store expenses is directly related to the increase in the number of stores during 1995. Store expenses as a percentage of net sales were 32.3% for fiscal 1995 as compared to 33.3% for fiscal 1994. This percentage decrease over the periods reflects an improvement in store operating economies.

     General and administrative expenses for fiscal 1995 were $5,967,000, an increase of $384,000, or 6.9%, over general and administrative expenses for fiscal 1994 of $5,583,000. General and administrative expenses as a percentage of net sales were 9.9% for fiscal 1995 as compared to 11.1% for fiscal 1994. This percentage decrease is attributable primarily to the Company's ability to leverage fixed expenses over increased net sales through additional stores. The Company intends to continue this leveraging through its expansion strategy.

     Interest expense for fiscal 1995 was $323,000, an increase of $178,000 over interest expense for fiscal 1994 of $145,000. The increase was due principally to additional borrowing in connection with increased capital expenditures for renovations and store openings, as well as the completion of improvements to the Company's main headquarters and warehousing facility.

FISCAL 1994 COMPARED TO FISCAL 1993

     Net sales for fiscal 1994 were $49,644,000, an increase of $8,242,000, or 19.9%, over net sales for fiscal 1993 of $41,402,000. This increase includes a 6.5% increase in comparable store sales. During fiscal 1994, the Company opened or acquired 12 new stores while closing only two stores, resulting in a total of 75 stores in operation at the end of the year. During fiscal 1993, the Company opened or acquired 12 new stores while closing 10 stores, resulting in a total of 66 stores open at the end of the year. The Company also believes that net sales for fiscal 1994 increased in part as a result of the Company's initial occupancy in September 1994 of its main warehouse and distribution facility.

     Cost of sales, buying and occupancy for fiscal 1994 was $26,418,000, an increase of $5,390,000, or 25.6%, over cost of sales, buying and occupancy for fiscal 1993 of $21,028,000. Cost of sales, buying and occupancy as a percentage of net sales was 53.2% for fiscal 1994 as compared to 50.8% for fiscal 1993. This decline in gross profit margin is primarily attributable to heightened competition from department stores and other speciality retailers of bedding.

     Store expenses for fiscal 1994 were $16,512,000, an increase of $2,180,000, or 15.2%, over store expenses for fiscal 1993 of $14,332,000. The increase in store expenses was attributable primarily to the increase in the number of stores over the periods. Store expenses as a percentage of net sales were 33.3% for fiscal 1994 as compared to 34.6% in fiscal 1993. This percentage decrease over the periods reflects management's continued strategy to reduce controllable store operating expenses such as utilities, insurance and payroll.

     General and administrative expenses for fiscal 1994 were $5,583,000, an increase of $758,000, or 15.7%, over general and administrative expenses for fiscal 1993 of $4,825,000. The increase over the period was attributable primarily to the effects of the Company's relocation to its new centralized distribution facility/headquarters in the fall of 1994, during which the Company incurred costs of operating two warehouse facilities for a four-month period. General and administrative expenses as a percentage of net sales were 11.2% for fiscal 1994 as compared to 11.6% for fiscal 1993 as the Company continued to leverage these expenses against increased net sales through additional store growth.

     Interest expense for fiscal 1994 was $145,000 as compared to $11,000 in fiscal 1993. The increase was related to interest expense on the capital lease for the Company's centralized distribution facility/headquarters entered into during fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES


     The Company historically has funded its working capital and capital expenditure requirements from net cash provided by operating activities and through borrowings under bank credit facilities and a $1,000,000 loan that is due to a corporation controlled by the principal shareholder of the Company. The Company believes that the proceeds from this offering, borrowings that will be available under existing or replacement credit facilities and anticipated cash flow from operations will be sufficient to meet the Company's working capital needs and to fund anticipated expansion for at least 12 months from the date of this Prospectus. The Company intends to use the net proceeds from this offering, which are estimated to be approximately $13,466,000, to finance planned expansion (through the opening of new stores and increased warehouse inventory related thereto), to make a distribution to the principal shareholder of the Company, and to repay various outstanding indebtedness. After giving effect to these proposed uses, the expected remaining amount of approximately $7,276,000 will be available for the Company's working capital purposes and potential acquisitions.



     The Company anticipates incurring additional rental and executive compensation costs following this offering. Upon completion of the planned expansion of the Company's centralized distribution facility/headquarters, the annual rental for that facility will increase by approximately $356,000. In connection with the Company's employment agreements with Harry Acker and Howard Roeder, the Company will also incur additional annual compensation expense in the aggregate amount of approximately $450,000, exclusive of bonuses. All of these costs also will be funded by the Company through the proceeds from this offering, borrowings and anticipated cash flow from operations.



     To date, during the current fiscal year, the Company has opened three stores and closed two stores. During the 12-month period following the date of this Prospectus, the Company intends to open a total of 15 additional stores and anticipates closing three stores (all in connection with the expirations of the leases relating thereto) and relocating one store. The Company expects to incur initial investment costs of approximately $65,000 to open each new store, representing the aggregate costs of leasehold improvements, furniture, fixtures, equipment and inventory. During the 12-month period following the date of this Prospectus, the Company expects to incur aggregate initial investment costs of approximately $1,000,000 in connection with its store expansion plans and approximately $1,000,000 in warehouse inventory to accommodate this expansion. Management believes that the proceeds of this offering, together with net cash provided by operating activities, will be sufficient to fund this store expansion. The Company generally opens new stores within 30 days of signing leases for new store sites, thereby minimizing lease costs prior to commencement of store operations. The Company believes that the aggregate costs to be incurred as a result of store closings and relocation anticipated to take place during the 12-month period following the date of this Prospectus will be approximately $75,000.


     Net cash provided by operating activities during fiscal 1995, 1994 and 1993 was $3,212,000, $3,556,000 and $1,741,000, respectively. Income from operations was $3,569,000, $676,000 and $1,510,000 for fiscal 1995, 1994 and 1993, respectively, which was partially offset by an investment in inventory of $1,061,000 and $1,088,000 during fiscal 1995 and 1993, respectively. The investment in inventory during fiscal 1993 was financed by growth in accounts payable of $2,290,000. Accounts payable in fiscal 1994 grew by $1,188,000 to finance operations.


     Capital expenditures for fiscal 1995, 1994 and 1993 were $2,271,000, $1,929,000 and $1,139,000, respectively, primarily related to store and building improvements. The Company expects that capital expenditures for fiscal 1996 will be approximately $1,800,000. In addition, to date, the Company has advanced approximately $320,000 to BDC Realty Corp. in connection with planned expansion of the Company's centralized distribution facility/headquarters, which advances are evidenced by a demand note of BDC Realty Corp. payable to the Company.



     Net cash provided by (used in) financing activities for fiscal 1995, 1994 and 1993 were ($1,698,000), ($835,000) and $314,000, respectively. This was primarily the result of S corporation distributions of $2,023,000, $624,000 and $1,005,000 in fiscal 1995, 1994 and 1993, respectively. In 1993 a capital contribution was made by the principal shareholder of $1,400,000 in connection with the acquisition of certain assets.


     The Company has a $2,000,000 line of credit with a bank expiring on January 31, 1997. Borrowings under the line of credit bear interest at the bank's commercial prime lending rate and are collateralized by certain assets of the Company. As of March 30, 1996, there were $800,000 of borrowings under the line of credit as compared with $370,000 as of December 30, 1995. The Company intends to pay in full the borrowings under the line of credit and to evaluate various possible replacement credit facilities.

QUARTERLY FLUCTUATIONS AND SEASONALITY

     The Company's business, like that of most retailers, is subject to seasonal influences. Accordingly, the Company has experienced and expects to continue to experience quarterly fluctuations in its net sales and net income. The Company historically has had higher sales and a greater portion of income during the second and third quarters of the year. The Company expects this trend of quarterly fluctuations to continue for the foreseeable future. Since basic bedding merchandise ordinarily constitutes home necessities rather than elective purchases, the Company believes that it has tended to experience less seasonal fluctuation than many other retailers. The Company's quarterly results of operations also may fluctuate as a result of a variety of factors, including the weather (particularly during the first quarter of the year), the timing of new store openings and the net sales contributed by the new stores.

INFLATION

     Historically, as merchandise costs have increased due to inflation, the Company has been able to pass those price increases on to its customers. As a result, the effect of inflation on the Company's results of operations and financial condition has been immaterial. There can be no assurance, however, that in the future the Company will be able to continue to pass on price increases resulting from inflation.

INCOME TAXES


     Prior to the consummation of this offering, the Company, including each of the Contributed Corporations, has been taxed as an S corporation under the Internal Revenue Code of 1986, as amended. As a result, the taxable income of the Company has been reported, for federal and certain state income tax purposes, directly by the principal shareholder of the Company. Harry Acker, as the principal shareholder of the Company, has had and will continue to have obligations for federal and certain state income taxes on the Company's taxable income through the date of this Prospectus. The S corporation election of the Company will terminate on the date of this Prospectus. In connection with the foregoing, on the closing date of this offering Mr. Acker will receive distributions with respect to the Company's taxable income through the date of this Prospectus in the aggregate amount of approximately $1,900,000 (consisting of approximately $3,600,000 of retained earnings net of approximately $1,700,000 of advances against retained earnings). In connection with terminating the Company's S corporation status, the Company will record deferred taxes for the effect of cumulative temporary differences, in accordance with Statement of Financial Accounting Standard No. 109 'Accounting for Income Taxes.' This amount is estimated to be a deferred tax asset of approximately $428,000, and will be recorded as income tax credit in the statement of operations upon the termination of the Company's S corporation status. The deferred tax asset results from temporary differences between the tax and financial statement accounting for the Company's operating leases and depreciation. See 'Use of Proceeds' and 'Reorganization of the Company and Change in Tax Status.'

                                    BUSINESS

GENERAL

     The Company is one of the leading specialty retailers of bedding in the New York, New Jersey and Connecticut tri-state metropolitan area (the 'Tri-state area'), where it currently operates 88 stores. Based on the number of its stores, the Company believes that it also is one of the largest specialty retailers of bedding in the United States. The Company's sales operations are conducted through three formats: (i) 68 Sleepy's'tm' stores, which address a broad customer base and offer an extensive selection of bedding merchandise in a wide range of prices; (ii) 20 Kleinsleep'tm' stores, which generally are located in more affluent areas and offer a greater mix of higher-priced bedding merchandise; and (iii) the Company's 1-800-SLEEPY'S'tm' telemarketing operations, which commenced in 1995 and offer only products of the nation's three largest bedding manufacturers to the most convenience-oriented and cost-conscious consumers.

     The Company was founded in 1957 when Harry Acker, its current Chairman of the Board and Chief Executive Officer, opened his first specialty retail bedding store in Brooklyn, New York. In 1993, in addition to operating under the Sleepy's name, the Company commenced operating stores under the Kleinsleep name and, in 1995, the Company initiated its telemarketing operations. The number of stores operated by the Company grew to 46 in 1990, 66 in 1993 and 88 as of the date of this Prospectus. The Company's stores average approximately 3,500 square feet in size, generally are positioned in high-traffic and high-visibility locations and follow relatively low-cost opening and operating procedures.

OPERATING STRATEGY

     The Company believes that its current operating strategy offers competitive advantages, including the following:

      Broad Market Coverage. By marketing and selling its products through its three different formats, the Company covers virtually all consumers throughout the Tri-state area. Sleepy's stores are located in a wide variety of communities, Kleinsleep stores generally are located in more affluent areas and the Company's telemarketing operations target the most convenience-oriented and cost-conscious consumers.

      Competitive Pricing. In order to achieve competitive pricing, the Company maintains relatively low costs of occupancy, labor, distribution of merchandise and other aspects of its operations. The Company actively monitors prices of its competitors, including other telemarketers. In addition, the Company often uses promotional programs and seasonal specials.


      Aggressive Marketing. The Company effectively uses print, radio, television and other advertising to promote each of its three sales formats and has achieved broad name recognition in the Tri-state area. The Company's advertisements for its 1-800-SLEEPY'S telemarketing services also serve to promote the Sleepy's stores within the same markets. The Company monitors the effectiveness of its advertising by tracking customer purchases and has developed a survey system to measure the success of its advertising's influence on its customers. With this information, the Company regularly reviews the cost-effectiveness of its spending on various advertising media.


      Centralized Distribution Facility. The Company realizes economies of scale by servicing stores from its leased centralized distribution facility/headquarters. This facility enables the Company (i) to reduce the initial investment costs required to open new stores because significant inventory does not have to be shipped to or maintained at individual stores and (ii) to achieve operating efficiencies by consolidating the receiving, handling, inventory management and distribution functions at a single location. The Company expects that its proposed expansion strategy will permit further leveraging of the centralized facility's costs over the anticipated increase in sales volume from the addition of new stores and the expansion of its telemarketing operations.

      Ongoing Review of Store Performance and Location. The Company continually reviews the profitability trends and prospects of its stores and evaluates whether underperforming stores should be closed, relocated to more desirable locations or converted to the Company's other store format. The Company believes that it maintains a competitive advantage by utilizing its knowledge of its market areas to negotiate favorable lease terms at many of its store locations, thereby lowering occupancy costs and permitting more cost-effective operations. The Company also generally negotiates for store leases with terms that provide management the flexibility to pursue various expansion opportunities resulting from changing market conditions.


GROWTH STRATEGY

     The Company's goal is to become the dominant retailer of bedding in the Tri-state area. The Company intends to increase its market penetration in this area and to expand its operations into contiguous geographic areas. The Company intends to open or acquire more than 15 stores during the 12 months following the date of this Prospectus. The Company believes that by opening these new stores it will realize economies of scale in distribution, advertising and management. The principal elements of the Company's growth strategy include the following:

      Store Expansion. The Company intends to pursue an aggressive expansion strategy, primarily through new store openings and acquisitions in the Tri-state area, as well as in markets contiguous to that area. The Company believes that opening or acquiring additional stores will increase the Company's market share and afford greater economies of scale in distribution, advertising and management.


      Expanded Telemarketing. The Company intends to expand its telemarketing operations. The expansion of these operations, which are conducted from the Company's main facilities, primarily involves the addition of personnel (who are compensated on a commission basis) and generally does not require significant capital expenditures other than additional programming of management information systems and telephone equipment and service, and is anticipated to cost approximately $250,000 over the next 12 months.



      Increased Advertising. The Company intends to significantly increase its advertising efforts. During fiscal 1995, the Company's advertising expense was approximately $3,300,000. The Company intends to increase advertising expense to approximately $4,000,000 during fiscal 1996, depending on sales growth. As a result of the extensive penetration in the Tri-state area of the advertising media used by the Company, the Company believes that its advertising efforts will be effective in reaching virtually all consumers throughout its market. The Company also believes that advertising for its telemarketing operations serves to market its Sleepy's store format, and vice versa.


      Warehouse Expansion. Currently, the Company's centralized distribution facility/headquarters is being expanded by the landlord/owner from approximately 151,000 square feet to approximately 230,000 square feet in accordance with the Company's requirements and specifications. The Company believes that these improvements will enable the Company to maintain a larger inventory of products and continue to fulfill its customers' needs as the Company increases its market share.

STORES

     All of the Company's stores are located in high-visibility, high-traffic commercial areas, including strip shopping centers, major regional shopping areas, stand-alone sites and malls. Each store has large, readily identifiable signage, easy access from major roads and adequate customer parking. The stores range in size from approximately 1,400 square feet to 11,500 square feet, almost all of which constitutes selling space. The average store consists of approximately 3,500 square feet.

     The Company's stores are open seven days per week, from 10:00 a.m. to 9:00 p.m., Monday through Friday, 10:00 a.m. to 7:00 p.m. on Saturday and 11:00 a.m. to 6:00 p.m. on Sunday, except where prohibited by local law. The Company's telemarketing operations are open from 6:00 a.m. to 12:00 midnight, Monday through Friday, 7:00 a.m. to 11:00 p.m. on Saturday and 7:00 a.m. to 10:00 p.m. on Sunday. The Company attains store operating efficiencies through comprehensive merchandise, personnel and information controls. Changes in store operating procedures and pricing policies are established by senior management at the Company's headquarters and are disseminated to each store through the Company's information systems and frequent sales manager meetings. The Company's store level management structure consists of a full-time salesperson, as well as additional sales associates. Store operations are supervised by approximately seven district sales managers, each covering a specific geographic area. The district sales managers, who generally operate in the field and maintain continuous contact at the store level, report to the Company's senior sales team, which generally is based at the Company's headquarters.

     The Company's sales personnel at its stores are provided extensive training prior to assignment and receive continuing education through updates on products and the industry, including through the Company's point-of-sale computer system. The Company maintains an in-house training program conducted by experienced sales personnel and management. The sales training includes extensive education regarding the bedding market and the wide variety of merchandise offered by the Company. The training also integrates the trainee into the Company-wide sales strategy and operations. The Company compensates its sales associates through a combination of salary and commissions on sales. The Company also implements a variety of sales incentives and benefits to further encourage sales performance.

     The following table provides a history of the Company's new store openings (including acquisitions) and closings over the past five fiscal years and during the current fiscal year, through the date of this Prospectus:

                                                                                                        1996,
                                                               1991    1992    1993    1994    1995    TO DATE
                                                               ----    ----    ----    ----    ----    -------

Stores open at beginning of period..........................    46      56      63      66      75        87
Stores opened/acquired during period(1).....................    11       8       9      10      15         3
Stores closed during period(1)..............................    (1 )    (1 )    (6 )    (1 )    (3 )      (2)
                                                               ----    ----    ----    ----    ----    -------
Stores open at end of period................................    56      63      66      75      87        88
                                                               ----    ----    ----    ----    ----    -------
                                                               ----    ----    ----    ----    ----    -------

- ------------

(1) Excludes the relocation of one, five, four, two, eight and zero stores in fiscal 1991, 1992, 1993, 1994, 1995 and 1996, to date, respectively.

     The Company's expansion strategy includes consideration of the store format to be opened. Sleepy's stores generally will be located in a wide variety of communities. Kleinsleep stores, which are designed and equipped to appeal to a more upscale customer base, generally will be located in more affluent communities. In addition to new store openings, the Company will continue its practice of reviewing the profitability and prospects of existing stores and redeploying capital by relocating underperforming stores or converting stores to the Company's other store format.


     In choosing specific store sites within a market area, the Company applies standardized site selection criteria that take into account numerous factors, including the local demographics, the desirability of available leasing arrangements, the proximity to existing Company operations and the overall level of retail activity. The Company believes that it maintains a competitive advantage by utilizing its knowledge of its market areas to negotiate favorable lease terms at many of its store locations, thereby lowering occupancy costs and permitting more cost-effective operations. The Company also generally negotiates for store leases with terms that provide management the flexibility to pursue various expansion opportunities resulting from changing market conditions.



     The Company expects to incur initial investment costs of approximately $65,000 to open or relocate a store, exclusive of acquisition costs, representing the aggregate costs of leasehold improvements, furniture, fixtures, equipment and inventory. During the 12-month period following the date of this Prospectus, the Company expects to incur aggregate initial investment costs of approximately $1,000,000, excluding acquisition costs, in connection with its 15-store planned expansion. In addition, the financing of warehouse inventory for these new stores is expected to aggregate to approximately $1,000,000. The Company generally opens new stores within 30 days of signing leases for new store sites, thereby minimizing lease costs prior to commencement of store operations. The Company believes that its stores generally become profitable at the store level within the first four to eight months of operation.


     The Company believes that the geographic concentration of the Company's stores provides the Company with competitive advantages that enhance the Company's control of store operations and

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
enable the Company to respond more quickly to changing market conditions. District and regional sales managers are able to visit the stores within their respective geographic areas on a regular basis. Visits by these sales managers assist in ensuring adherence to the Company's operating standards, in discerning current market information and in facilitating the Company's sales training efforts.

PRODUCTS

     The Company's stores offer a wide variety of bedding merchandise. Sales of mattresses and box springs ('bed sets') currently account for approximately 84% of the Company's revenues, although the Company's stores offer a variety of other bedding products, including brass beds, iron beds, headboards, footboards, high risers, day beds, bunk beds, futons, motorized beds, bed frames and related items. The Company offers only brand name products from all of the major mattress manufacturers in the United States, including Simmons, Sealy, Serta, Spring Air, Stearns & Foster, Kingsdown, Aireloom, Eclipse and Eastern. Each store displays approximately 50 varieties of bed sets. In addition to its broad selection of merchandise, the Company offers a wide choice of bed sets and other bedding products, through manufacturers' catalogs.

     The merchandise offered at a particular store depends upon the store format. The Company's Kleinsleep stores offer higher-priced merchandise, including in particular Stearns & Foster and Aireloom products. The average retail sale at the Kleinsleep stores is approximately $550. The average retail sale at the Sleepy's stores, which offer merchandise in a wider range of prices, is approximately $480. The average retail sale through the 1-800-SLEEPY'S telemarketing operations, which offer standard national lines of major brand merchandise similar to that offered by its direct telemarketing competitors, is approximately $390. The Kleinsleep and Sleepy's stores generally sell different products to different segments of the market, thereby reducing competition between the Company's store formats. In addition, the Kleinsleep and Sleepy's stores offer merchandise not typically available through the Company's telemarketing operations, thereby reducing competition between the Company's stores and its telemarketing operations.

     The Company's policy is to offer its merchandise at competitive prices in each of its markets. The Company monitors pricing at competing stores on a regular basis through pricing surveys to ensure competitive positioning. The Company's commitment to offer low prices often is supported by price guarantees. The Company does not ordinarily engage in promotional advertising that emphasizes 'sale' pricing, but rather emphasizes its policy of consistent everyday low price leadership. All pricing policies are set centrally by the Company's management.

PURCHASING

     The Company purchases its merchandise directly from the manufacturers. The purchasing department is assisted by the Company's management information systems, which provide current inventory, price and volume information by stock keeping unit ('SKU'), thus allowing quick response to market changes.


     The Company annually purchases in excess of 1,200 SKUs of merchandise from approximately 20 vendors. The Company believes that its volume of purchases and long-established name and expertise in the bedding industry enable it to obtain discounts from its principal vendors. During fiscal 1995, the Company's five largest suppliers accounted for approximately 21.4%, 15.7%, 14.3%, 9.6% and 9.4%, respectively, of the Company's total merchandise purchased. The Company typically does not maintain long-term purchase contracts with suppliers and operates principally on a purchase order basis. The Company believes that its relationship with each of its material vendors is excellent and that its vendors are highly competitive with each other. Although the Company believes that there is intense competition among bedding manufacturers and that bedding merchandise is readily available from alternative suppliers, there can be no assurance that the loss of any one or more of its suppliers would not have a material adverse effect on the Company or that suppliers could not increase prices such as to have an adverse effect on the Company's results of operations.

MARKETING

     The Company uses a multi-media approach in its advertising programs, employing a combination of print, radio and television advertising. The Company advertises its store operations primarily through print advertising and its telemarketing operations primarily through radio and television advertising. The Company believes that its telemarketing advertising complements its store operations by promoting the Sleepy's name in general and by improving awareness of the Company's store locations. The Company advertises continuously throughout the year, with an emphasis during peak retailing seasons. The Company engages in repeat and volume advertising with most of the high circulation publications and certain broadcasters in its markets in order to obtain greater efficiencies and reduced costs.

     The Company maintains its own advertising department for the planning, preparation and production of virtually all print advertising and for the coordination of advertising with the Company's merchandising policies and programs. The Company's print advertising process is highly automated, utilizing state-of-the-art computer assisted design systems for layout and production. The Company believes that its automated advertising process provides the Company with efficient turn-around, flexibility and greater control of all print production. Advertising in all markets is developed around common themes and promotions and is designed to maximize exposure of a clear and consistent message regarding the Company's competitive pricing.

DISTRIBUTION


     The Company's distribution capabilities, which are enhanced by the geographic concentration of its stores, provide significant competitive advantages and cost efficiencies. The Company's centralized distribution facility/headquarters consists of approximately 151,000 square feet, approximately 120,000 square feet of which consists of warehouse space. This facility currently is being expanded to approximately 230,000 square feet, approximately 188,000 square feet of which will consist of warehouse space, in accordance with the Company's requirements and specifications. The Company believes that these improvements will enable the Company to maintain a larger inventory of products and continue to fulfill its customers' needs as the Company increases its market share. This main facility is the Company's sole centralized distribution center, other than certain limited warehouse space maintained in Paramus, New Jersey and New Hyde Park, New York. The distribution center allows the Company to purchase large quantities of merchandise, to consolidate freight and to facilitate prompt delivery of all items to its consumers. In order to reduce costs, the Company generally uses numerous independently contracted delivery services in order to distribute its products to its consumers. In addition, the Company owns and maintains a fleet of 13 vans and trucks for inter-store deliveries of merchandise, late-scheduled deliveries and other purposes. The Company believes that its distribution center, following the contemplated expansion of the facility, will be sufficient to service all of the Company's stores to be added in connection with the Company's planned expansion of stores and telemarketing operations. See 'Business -- Properties' and 'Certain Transactions.'


     The Company's distribution operations commence with the placement of orders for merchandise directly with the warehouse through a store's point-of-sale computer terminal. The sale is recorded in the warehouse's mainframe computer and is printed out in the Company's delivery department. Merchandise generally is available at the warehouse for delivery within 24 hours. Deliveries to customers from both store and telemarketing purchases generally are available on a two-hour, four-hour, same-day, next-day or other basis. Except for two-hour, four-hour and same-day deliveries, customers routinely are advised on the morning following their order as to the general time of day at which delivery will occur. The Company believes that its delivery system offers competitive advantages and a high degree of customer satisfaction on a cost-effective basis.

     As a result of the distribution and warehousing capabilities of its centralized facility, the Company generally does not maintain inventory at its stores, but rather consolidates all inventory at its main facility. This practice reduces the initial investment costs required for opening new stores and permits increased operating cost efficiencies by consolidating all receiving, handling, inventory management and distribution operations at a single location. It is expected that the Company's planned expansion strategy will permit further leveraging of the centralized facility's costs against the expected increase in sales volume from the addition of new stores and expanded telemarketing operations, thereby improving profit margins.

MANAGEMENT INFORMATION SYSTEMS

     The Company uses information technology to improve customer service, reduce operating costs and provide the information needed to support management decisions. The Company has implemented in all of its stores a point-of-sale computer system utilizing an IBM RS6000 computer and customized software to link each store to the Company's corporate headquarters and distribution center. This point-of-sale computer system provides management with operational information on a daily, per store basis, including inventory, price and sales information by SKU. This information is used at the store level to respond to local sales trends. Senior management uses this information to forecast inventory requirements, which enables the Company to purchase for its distribution center the appropriate merchandise and quantities needed for distribution to its stores each week. The Company's point-of-sale computer system also provides real time information, which reduces cashiers' errors, speeds checkout time and increases overall store efficiency. Management believes that its point of-sale computer system and inventory control systems enable the Company to maintain lower inventory levels, reduce operating costs and respond more promptly to overall market conditions.

COMPETITION

     The retail bedding industry in the United States in general and in the Company's existing geographic markets in particular is highly competitive and highly fragmented. The Company's store competitors include a variety of national and regional chains of retail furniture stores carrying bedding (such as Seaman Furniture Company, Inc. and Levitz Furniture, Inc.), department store chains with bedding departments (such as Sears Roebuck and Co. and the Macy's and Bloomingdales stores of Federated Department Stores, Inc.), regional and local independent furniture stores carrying bedding and other regional and local specialty retailers of bedding. The Company's stores also compete with at least one national and one regional specialty retail bedding chain.

     The Company believes that its most significant competitor in New York is a telemarketer with no retail stores that engages in aggressive broadcast advertising for its toll-free telephone number. Although the Company's traditional operations have been through the ownership and operation of retail stores and therefore not in direct competition with this other telemarketer, the Company views that company as its largest competitor based on sales volume. In order to compete more effectively, in 1995 the Company implemented its own 1-800-SLEEPY'S telemarketing operations.

     The Company believes that the primary elements of competition in its industry are merchandise quality, selection, competitive pricing, prompt and convenient delivery, customer service and store location and design. The Company believes that it competes successfully with respect to each of these elements and that its success to date is also attributable to its industry expertise, long-standing relationships with vendors, experienced sales personnel, personalized customer service, well-defined merchandising and advertising programs, careful maintenance of inventory and advantageous arrangements with vendors. In addition, the Company believes that its buying power gives it a competitive advantage with respect to the price and value of its offered merchandise. The Company also believes that its nearly 40 years of operations, aggressive advertising and 88 stores afford it superior name recognition for retail bedding in its markets.

PROPERTIES

     The following tables set forth certain information regarding the Company's current Sleepy's and Kleinsleep stores:

SLEEPY'S STORE LOCATIONS

                                      GROSS SQUARE
           LOCATION:                    FOOTAGE:
- -------------------------------   --------------------
Bayshore, NY                              4,000
Bohemia, NY                               5,400
Bridgehampton, NY                         2,400
Bronx, NY                                 2,500
Bronx, NY                                 1,800
Bronx, NY                                 5,000
Bronx, NY                                 2,500
Brooklyn, NY                              2,800
Brooklyn, NY                              2,140
Brooklyn, NY                              3,686
Brooklyn, NY                              2,000
Brooklyn, NY                              2,850
Brooklyn, NY                              1,400
Carle Place, NY                           3,300
Carle Place, NY                           3,147
Commack, NY                               4,000
East Hanover, NJ                          6,480
Edison, NJ                                3,938
Farmingdale, NY                           4,585
Hasbrouck Heights, NJ                     3,500
Hicksville, NY                            2,680
Hoboken, NJ                               2,500
Huntington, NY                            5,000
Lawrence, NY                              4,200
Lawrence, NY                              2,304
Levittown, NY                             5,000
Little Falls, NJ                          4,400
Lynbrook, NY                              2,080
Mamaroneck, NY                            3,500
Manhasset, NY                             3,296
Manhattan, NY                             2,700
Manhattan, NY                             2,300
Manhattan, NY                             1,800
Manhattan, NY                             2,440

                                      GROSS SQUARE
           LOCATION:                    FOOTAGE:
- -------------------------------   --------------------
Manhattan, NY                             2,200
Massapequa, NY                            5,200
Merrick, NY                               3,050
Mount Kisco, NY                           2,700
Nanuet, NY                                9,200
New Hyde Park, NY                         3,500
Oceanside, NY                             3,000
Paramus, NJ                              11,500
Patchogue, NY                             3,000
Plainedge, NY                             3,100
Queens, NY                               10,000
Queens, NY                                2,300
Queens, NY                                3,000
Queens, NY                                1,600
Queens, NY                                2,000
Queens, NY                                5,000
Queens, NY                                2,900
Riverhead, NY                             5,000
Rocky Point, NY                           5,100
Secaucus, NJ                              4,800
Selden, NY                                3,100
Smithtown, NY                             3,000
Somerville, NJ                            5,000
Springfield, NJ                           4,125
Staten Island, NY                         4,155
Staten Island, NY                         3,300
Staten Island, NY                         2,559
Watchung, NJ                              2,250
West Babylon, NY                          5,000
West Hempstead, NY                        2,630
West New York, NJ                         2,400
White Plains, NY                          2,872
Yonkers, NY                               3,278
Yorktown Heights, NY                      3,800

KLEINSLEEP STORE LOCATIONS

                         GROSS SQUARE                                         GROSS SQUARE
    LOCATION:              FOOTAGE:                      LOCATION:              FOOTAGE:
- ------------------   --------------------            ------------------   --------------------
Brooklyn, NY                 2,550
Carle Place, NY              3,200
Commack, NY                  4,648
Garden City, NY              3,300
Hicksville, NY               3,360
Huntington, NY               3,500
Lake Grove, NY               3,667
Manhasset, NY                2,850
Manhattan, NY                2,500
Manhattan, NY                3,150
Manhattan, NY                3,000
Nanuet, NY                   5,800
Paramus, NJ                  2,900
Ozone Park, NY               5,215
Rego Park, NY                2,700
Sayville, NY                 4,850
Southampton, NY              6,000
Valley Stream, NY            3,054
Westport, CT                 3,120
Yonkers, NY                  5,202

     The table below reflects (i) in column A, the number of the Company's store leases that will expire each calendar year if the Company does not exercise any of its renewal options or elects to terminate at the earliest possible date under the terms of the respective lease and (ii) in column B, the number of the Company's store leases that will expire each calendar year if the Company exercises all of its renewal options and does not elect to terminate early.

                                                                                A                   B
                                                                        EARLIEST POSSIBLE    LATEST POSSIBLE
                                                                         EXPIRATION DATE     EXPIRATION DATE
                                                                        -----------------    ---------------
1996.................................................................           28                   6
1997.................................................................           18                   4
1998.................................................................           13                   1
1999.................................................................           11                   3
2000.................................................................            4                   3
2001 and thereafter(1)...............................................           15                  72

- ------------

(1) Includes one location not currently used by the Company as a store. The Company currently is subletting 60% of the space at this location.


                            ------------------------

     Leases for certain of the Company's stores that, prior to the Reorganization, are leased by separate corporations (the 'Lessee Corporations') require or may require the consent of the lessors thereunder to the contribution of the stock of the relevant Lessee Corporation to the Company in the Reorganization. If consents of the relevant lessors are not obtained, these corporations will not be included in the Reorganization as of the date of this Prospectus. Instead, the Company will seek to obtain such consents and contribution of the stock of such Lessee Corporations to the Company after the closing. If such consents cannot be obtained, the Company will seek to develop alternative approaches so that, to the maximum extent possible, the Company will receive the benefits of each such lease. Although failure by the Company to acquire the stock of certain Lessee Corporations may, in the aggregate, have a material adverse effect on the Company, the Company believes that the Contributed Corporations included in the Reorganization will give the Company rights under leases sufficient for the Company to conduct its business in all material respects as disclosed in this Prospectus.



CENTRALIZED DISTRIBUTION FACILITY/HEADQUARTERS


     The Company's centralized distribution facility/headquarters located in Bethpage, New York is leased on a triple net basis from BDC Realty Corp., a corporation owned by David Acker and A. J. Acker, executive officers of the Company. This facility includes the Company's sole distribution center, with the exception of limited satellite warehouse space maintained at the Paramus, New Jersey and New Hyde Park, New York stores. The facility presently consists of approximately 151,000 square feet, of which approximately 120,000 square feet consist of warehouse space. In addition, BDC Realty Corp. has agreed to expand the facility by constructing approximately 79,000 square feet of additional space. Approximately 188,000 square feet of the expanded facility's 230,000 square feet will consist of warehouse space. This expansion is expected to be substantially completed by the end of the current fiscal year and in accordance with the Company's requirements and specifications for the general purpose of accommodating the inventory needs for the Company's recent growth and planned expansion.


     The lease for the facility currently provides for an annual rental of $4.50 per square foot, which represents an aggregate annual rental of approximately $680,000 before the warehouse expansion and approximately $1,035,000 after the warehouse expansion, subject to annual adjustments for increases in the consumer price index. The lease extends through June 2009 and includes two five-year renewal options, as well as an option to purchase the facility and land at fair market value on the eighth anniversary and, assuming no transfer gains taxes are payable in connection therewith (other than upon exercise), each of the thirteenth, eighteenth and twenty-third anniversaries of the date of the lease. In addition, on the fifth anniversary of the date of the lease, the Company has the right to require that BDC Realty Corp. at its option, either (i) sell the facility and the land to the Company at their then fair market value, or (ii) reduce the then-current annual rental under the lease to the fair market rate thereof; provided, however, that the amount of such reduction shall not be greater than $100,000. Thereafter, the then-current annual rental is subject to an increase on the eighth anniversary of the date of the lease to the then-current fair market rental rate up to the amount of the previous reduction, if any, in the event that the Company does not exercise its purchase option on such eighth anniversary date. The Company also has a right of first refusal to purchase the facility in the event that BDC Realty Corp. elects to sell it. The Company believes that the facility provides sufficient office and warehouse space for the Company's present needs and that, following the proposed improvements, it will satisfy the Company's requirements for the foreseeable future. See 'Certain Transactions.'


TRADEMARKS


     The Company has registered certain trademarks with the United States Patent and Trademark Office, including its principal logo design and the names 'Sleepy's' and related design, 'Kleinsleep,' 'Sleepy's The Mattress Professionals, We're Wide Awake to Save You Money' and related design, 'Sleepy Bedding Centers' and related design, 'Sleepy' and related design, '1-800-Sleepy's,' 'The Mattress Professionals' and 'Sleepy's #1 Sleep Shop In The Country,' as well as for the trade slogans 'Have More Fun In Bed,' 'We've Got Your Daybed,' 'We've Got Your Genuine Brass Bed,' 'We've Got Your Hi-Riser,' 'We've Got Your Brass Bed,' 'We've Got Your Electric Bed,' 'We've Got Your Bunk Bed,' 'We've Got Your Mattress,' 'Sleepy's Crushes The Competition,' 'We've Got Your Canopy Bed,' 'The Secret Of A Good Night's Sleep' and '1-800-Sleepy's The Rest is Easy.' The Company's rights to such trademarks will last indefinitely so long as the Company continues to use and police the marks and to renew filings with the applicable government agencies. The Company is not aware of any adverse claim concerning these marks.


GOVERNMENT REGULATION

     The Company's operations are subject to state and local consumer protection and other regulation relating to the bedding industry. These regulations vary among the states constituting the Tri-state area. The regulations generally impose requirements as to the proper labeling of bedding merchandise, restrictions regarding the identification of merchandise as 'new' or otherwise, controls as to product handling and sale and penalties for violations. The Company believes that it is in substantial compliance with these regulations and currently is implementing a variety of measures to promote continuing compliance.

     The Company further believes that its operations currently comply in all material respects with applicable Federal, state and local environmental laws and regulations. The Company does not anticipate any significant expenditures in order to comply with such laws and regulations.

EMPLOYEES

     The Company has approximately 375 full time employees, of which approximately 125 are administrative and warehouse personnel and 250 are sales personnel, including store managers, district managers and regional managers. None of the Company's employees is a party to any collective bargaining agreement. The Company has not experienced any work stoppages and considers its employee relations to be good.

LEGAL PROCEEDINGS


     In April 1988, Mr. Sid Paterson filed a purported derivative lawsuit on behalf of Hapat Bedding Corp. ('Hapat') against the Company, Harry Acker, another individual and, as nominal defendant, Hapat in the Supreme Court of the State of New York, County of New York. In July 1988, Mr. Paterson filed a similar derivative lawsuit on behalf of M.J.R. Bedding Co., Inc. ('M.J.R.') against the Company, Harry Acker, another individual and, as nominal defendant, M.J.R. in the same Court. Each of Hapat and M.J.R. was a corporation operating a store under the name Sleepy's and receiving various services from the Company commencing in 1979. At the time of the commencement of the actions, the plaintiffs sought (i) in the Hapat action, $1,000,000 in compensatory damages, plus interest, and $2,000,000 in punitive damages, and (ii) in the M.J.R. action, $2,560,000 in compensatory damages, plus interest, and $1,000,000 in punitive damages, in each case for damages allegedly resulting from excessive fees charged by and payments to the Company in connection with the Company's provision of these services. The Company continues to vigorously defend the actions. Trial in the actions, as to which all parties have waived their rights to a jury, commenced in June 1996.


     Harry Acker has agreed to indemnify and hold harmless the Company against the net amount of any judgment rendered against the Company or any settlement in the actions, in each case, in excess of the amount currently reserved by the Company in connection with the actions, including costs and expenses incurred after the date of this Prospectus. In light of this indemnification arrangement, the Company does not believe that the actions will have a material adverse effect on the financial condition of the Company.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS:

     The executive officers, directors and nominees for director of the Company are as follows:

       NAME            AGE                                  POSITION
- -------------------    ---   -----------------------------------------------------------------------

Harry Acker........    65    Chairman of the Board and Chief Executive Officer
David Acker........    39    Chief Operating Officer and Director
Howard Roeder......    38    President
A.J. Acker.........    52    Executive Vice President and Director
Jay Borofsky.......    58    Vice President of Finance and Chief Financial Officer
Joseph Graci.......    37    Controller
Jacqueline Long....    44    Secretary and Treasurer


     Harry Acker has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in 1957. Mr. Acker is the spouse of A.J. Acker and the father of David Acker.


     David Acker has served as Chief Operating Officer of the Company since June 1996 and was elected a director of the Company in June 1996. Mr. Acker served as President of the Company since prior to 1991. Mr. Acker is the son of Harry Acker.

     Howard M. Roeder has served as the President of the Company since May 1996. Prior to joining the Company and since prior to 1991, Mr. Roeder served as a director and President of Ortho Mattress, Inc. ('Ortho'), a retailer and manufacturer of mattresses and related sleep products. Ortho filed for bankruptcy in 1991 and was reorganized in 1992.

     A.J. Acker has served as the Executive Vice President of the Company since 1980 and was elected a director of the Company in June 1996. Ms. Acker oversees showroom display and public relations for the Company. Ms. Acker is the spouse of Harry Acker.

     Jay Borofsky, a certified public accountant, joined the Company in February 1993 as Vice President of Finance and Chief Financial Officer. From 1988 until 1993, Mr. Borofsky served as Vice President and Chief Financial Officer of Howard Systems, Inc. a systems consulting firm. Prior thereto, Mr. Borofsky served as Vice President and Controller of HBSA Industries, Inc., a manufacturer and builder of retail stores, and as Vice President and Controller of Hayden Stone & Co., an investment banking company.

     Joseph Graci has served as the Controller of the Company since April 1993. Prior thereto, Mr. Graci worked as Accounting Manager for Saks Fifth Avenue, a specialty retailer, from 1988 until 1993. From 1984 until 1988, Mr. Graci served as Senior Auditor, Accounting Analyst and Manager of Expense Payable for Bloomingdale's, a department store.

     Jacqueline Long has served as Secretary and Treasurer of the Company for at least the last five years and has been employed by the Company for more than 13 years.

     All directors of the Company hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. No committees of the Board have been established to date. Pursuant to the listing requirements for the Nasdaq National Market, the Company is required to establish an independent audit committee, which will oversee the auditing procedures of the Company, receive and accept the reports of the Company's independent certified public accountants, oversee the Company's internal systems of accounting and management controls and make recommendations to the Board of Directors as to the selection and appointment of the auditors for the Company. Within 90 days following the date of this Prospectus, the Company intends to satisfy this requirement. A failure by the Company to comply with this requirement may result in the delisting of the Common Stock from the Nasdaq National Market. In addition, after the effective date of this offering, the Company's Executive Bonus Plan and 1996 Stock Option Plan will be administered by the Compensation Committee of the Board of Directors, which will be comprised of a majority of independent directors.

DIRECTORS COMPENSATION


     Each non-employee director will be paid an annual fee not in excess of $12,000, a fee of $1,000 for each meeting of the Board of Directors attended and $500 for each meeting of a Committee of the Board of Directors attended and is reimbursed reasonable out-of-pocket expenses in connection therewith.



     In addition, the Company's 1996 Stock Option Plan (the 'Stock Option Plan') provides that each non-employee director of the Company receives formula grants of stock options as described below. On the effective date of this offering, each non-employee director of the Company will receive an award under the Stock Option Plan of immediately-exercisable ten-year options to purchase 1,200 shares of Common Stock at an exercise price per share equal to the price per share in this offering. Following this offering, each person who served as a non-employee director of the Company during all or a part of a fiscal year (the 'Fiscal Year') of the Company will receive on the immediately following January 31 (the 'Award Date'), as compensation for services rendered in that Fiscal Year, an award under the Stock Option Plan of immediately exercisable ten-year options to purchase 1,200 shares of Common Stock (a 'Full Award') at an exercise price equal to the fair market value of the Common Stock on the Award Date; provided that each non-employee director who served during less than all of the Fiscal Year will receive an award equal to one-twelfth of a Full Award for each month or portion thereof that he or she served as a non-employee director of the Company. As formula grants under the Stock Option Plan, the foregoing grants of options to non-employee directors are not subject to the determinations of the Board of Directors or the Compensation Committee.


EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for services in all capacities expensed, awarded to, earned by or paid to of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during fiscal 1995 (collectively, the 'Named Executives').

                           SUMMARY COMPENSATION TABLE


                                                                                          ANNUAL COMPENSATION
                                                                                       --------------------------
                            NAME AND PRINCIPAL POSITION                                YEAR     SALARY     BONUS
- ------------------------------------------------------------------------------------   ----    --------    ------

Harry Acker ........................................................................   1995    $150,000    $    0
  Chairman of the Board and
  Chief Executive Officer
David Acker ........................................................................   1995    $163,000         0
  Chief Operating Officer
Jay Borofsky .......................................................................   1995    $100,000    $6,600
  Vice President of Finance and
  Chief Financial Officer


EMPLOYMENT AGREEMENTS

     Prior to the date of this Prospectus, the Company will enter into an employment agreement with Harry Acker, pursuant to which he will be employed full time as the Company's Chairman of the Board and Chief Executive Officer. The agreement will expire on the second anniversary of its commencement date and will provide for an annual base salary of $400,000. In addition to his cash compensation, Mr. Acker receives an automobile allowance, participation in the Executive Bonus Plan and other benefits, including those generally provided to other executive officers of the Company. The agreement further provides for a severance payment of one year's salary upon termination of employment under certain circumstances. In addition, in the event of the termination of employment (including termination by Mr. Acker for 'good reason') within two years after a 'change in control' of the Company, Mr. Acker will (except if termination is for cause) be entitled to receive a lump-sum payment equal in amount to the sum of (i) Mr. Acker's base salary and average three-year bonus through the termination date and (ii) three times the sum of such salary and bonus. In addition, the Company must in such circumstances continue Mr. Acker's then current employee benefits for the remainder of the term of the employment agreement. In no case, however, may Mr. Acker receive any payment or benefit in connection with a change in control in excess of 2.99 times his 'base amount' (as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the 'Code').

     Commencing May 1, 1996, the Company entered into an employment agreement with Howard Roeder, pursuant to which he presently is employed full time as the Company's President. The agreement expires on the third anniversary of its commencement date and provides for a salary of $200,000 during the first year, $220,000 during the second year and $242,000 during the third year of the term of the agreement. In addition to his salary, Mr. Roeder receives an automobile allowance and participates in various benefits offered by the Company. The agreement further provides for a severance payment of six months of his annual salary upon termination of employment under certain circumstances, the amount of which severance payment would be greater if such termination were to occur during the first six months of the agreement.

     The Company's employment agreement with Harry Acker contains non-competition provisions that preclude him from competing with the Company for a period of one year from the date of termination of his employment. The Company's employment agreement with Howard Roeder contains a non-competition arrangement of either one or two years following termination of employment, depending on the circumstances of such termination. In conformity with the Company's policy, all of its other directors and officers execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. Public policy limitations and the difficulty of obtaining injunctive relief may impair the Company's ability to enforce the non-competition and nondisclosure covenants made by its employees.

EXECUTIVE BONUS PLAN


     The Company has established a two-year executive officer bonus plan (the 'Executive Bonus Plan') pursuant to which the Company may pay bonuses to its current Chief Executive Officer and Executive Vice President in an aggregate amount equal to 15% of the excess of annual pre-tax income in a given year over $4,844,000 for fiscal 1996 and $5,328,000 for fiscal 1997. No bonus payments will be made in a given year if the Company's annual pre-tax income does not exceed the specified level for that year. Commencing January 1, 1998, the payment of bonuses for future years will be at the discretion of the Compensation Committee.


1996 STOCK OPTION PLAN


     In June 1996, the Board of Directors adopted and the sole shareholder of the Company at that time approved the Stock Option Plan. The Stock Option Plan provides for the grant, at the discretion of the Board of Directors, of (i) options that are intended to qualify as incentive stock options ('Incentive Stock Options') within the meaning of Section 422A of the Code to certain employees and directors, and (ii) options not intended to so qualify
('Nonqualified Stock Options') to employees, directors and consultants. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 400,000 shares. Other than outstanding options to purchase Common Stock that have been granted to A.J. Acker, Executive Vice President and a Director of the Company, no options may be granted under the Stock Option Plan to Harry Acker or A.J. Acker.


     The Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of options exercised, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

     The Stock Option Plan provides that each non-employee director of the Company receives formula grants of stock options as described below. Prior to this Offering, each non-employee director of the

Company will receive an award under the Stock Option Plan of ten-year options to purchase 1,200 shares of Common Stock at an exercise price per share equal to the price per share in this offering, exercisable upon the effective date of this offering. Following this offering, each person who served as a non-employee director of the Company during all or a part of a fiscal year (the 'Fiscal Year') of the Company will receive on the immediately following January 31 (the 'Award Date'), as compensation for services rendered in that Fiscal Year, an award under the Stock Option Plan of immediately exercisable ten-year options to purchase 1,200 shares of Common Stock (a 'Full Award') at an exercise price equal to the fair market value of the Common Stock on the Award Date; provided that each non-employee director who served during less than all of the Fiscal Year will receive an award equal to one-twelfth of a Full Award for each month or portion thereof that he or she served as a non-employee director of the Company. As formula grants under the Stock Option Plan, the foregoing grants of options to non-employee directors are not subject to the determinations of the Board of Directors or the Compensation Committee.

     The exercise price of all stock options under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the date of grant. The term of each option granted pursuant to the Stock Option Plan may be established by the board, or a committee of the board, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the company's outstanding capital stock, the maximum term is five years. Options shall become exercisable at such times and in such installments as the Compensation Committee shall provide in the terms of each individual option.

     On or prior to the date of this Prospectus, options to purchase 234,400 shares of Common Stock, each having an exercise price per share equal to the price per share in this offering, will have been granted under the Stock Option Plan, none of which options has been exercised.

401(K) PLAN

     The Company  has a  deferred compensation  plan (the  '401(k) Plan')  under
Section 401(k) of the Code for all employees who have completed at least 90 days of service and attained the age of 21. A participant is normally credited with a year of service for each plan year in which he or she completes at least 1,500 hours of service to the Company. A plan year begins on January 1 and ends December 31. Each highly compensated participant (as defined in Section 414(q) of the Code) in the 401(k) Plan may choose to make an elective deferral contribution (as defined in the 401(k) Plan) by reducing his or her annual compensation by a minimum of 1% up to a maximum of 15%, up to a current maximum of $9,500 (as increased each year under the Internal Revenue Service guidelines). Each non-highly compensated participant in the 401(k) Plan may elect to make an elective deferral contribution by reducing his or her annual compensation (as defined in the 401(k) Plan) by a minimum of 1% up to a maximum of 15%, up to a current maximum of $9,500 (as increased each year under the Internal Revenue Service guidelines).

     A participant is 100% vested in the plan accounts at all times. Each participant's account receives its pro rata share of the earnings and losses of the investment funds in which the account was invested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


     The Company's Board of Directors currently does not, and during 1995 did not, have a Compensation Committee. Prior to the Reorganization, Harry Acker as principal shareholder of the Company, determined executive officer compensation, including his compensation and decisions concerning the transactions described in 'Certain Transactions' below.

                              CERTAIN TRANSACTIONS


     During 1996, the Company changed its name from Bedding Discount Center Inc. to Sleepy's, Inc. Prior to the consummation of this offering, all of the issued and outstanding shares of capital stock of each of KS Acquisition Corp., a New York corporation ('KSAC'), Sleepy's International, Inc., a Florida corporation ('SII'), and 1-800-Sleepy's, Inc., a New York corporation ('1-800'), will be contributed to the Company by Harry Acker and three trusts formed by Mr. Acker for the benefit of his children, of each of which trusts Mr. Acker is the sole trustee. Mr. Acker and the trusts collectively own all of such shares to be contributed. In connection with the contribution of the shares of capital stock of KSAC, the Company will assume two loans in the aggregate amount of approximately $540,000 payable by Mr. Acker to vendors. In addition, prior to the effectiveness of this offering, all of the issued and outstanding shares of capital stock of certain corporations, which collectively are the lessees of the sites of all of the Company's stores, will be contributed to the Company by Mr. Acker and the trusts, which collectively own all such shares to be contributed.



     Prior to the consummation of this offering, the Company, including each of the Contributed Corporations, has been taxed as an S corporation under the Internal Revenue Code of 1986, as amended. As a result, the Company was not subject to federal and certain state income tax purposes during that period. Mr. Acker, as the principal shareholder of the Company, has had and will continue to have obligations for federal and state income taxes on the Company's taxable income through the date of this Prospectus. The S corporation election of the Company, including the Contributed Corporations, will terminate on the date of this Prospectus. In connection with the foregoing, on the closing date of this offering Mr. Acker will receive distributions with respect to the Company's taxable income through the date of this Prospectus in the aggregate amount of approximately $1,900,000 (consisting of approximately $3,600,000 of retained earnings net of approximately $1,700,000 of advances). The amount of the distribution to Mr. Acker on the closing date of this offering will be calculated based on estimates of the Company's S corporation earnings, advances against such earnings and amounts owed by Mr. Acker to the Company as of June 30, 1996. Mr. Acker will be liable to the Company for distributions made on such date, if any, that are determined after the closing to exceed the Company's actual S corporation earnings net of advances against such earnings and amounts owed by Mr. Acker to the Company. To secure performance of this obligation, on the closing date of this offering, the Company will deposit 5% of Mr. Acker's distribution in escrow pursuant to the Reorganization Escrow Agreement. The amount in this escrow fund will be held by the escrow agent until the Company prepares a balance sheet reflecting such amounts as of the date of this Prospectus and receives a report on such amounts by a firm of independent certified accountants, which balance sheet and report are required to be available within 60 days after the date of this Prospectus.



     The Company's centralized distribution facility/headquarters facility located in Bethpage, New York is leased on a triple net basis from BDC Realty Corp., a corporation owned by David Acker and A.J. Acker, directors and executive officers of the Company, and the son and spouse, respectively, of the principal shareholder of the Company. This facility includes the Company's sole distribution center, with the exception of limited satellite warehouse space maintained at two of the Company's stores. The facility presently consists of approximately 151,000 square feet, of which approximately 120,000 square feet consist of warehouse space. In addition, BDC Realty Corp. has agreed to expand the facility by constructing approximately 79,000 square feet of additional warehouse space. BDC Realty Corp. will finance this construction with funds borrowed from an institutional lender (from which a binding commitment for such funding shall be obtained prior to the date of this Prospectus) and from Harry Acker. This expansion would be in accordance with the Company's requirements and specifications for the general purpose of accommodating the inventory needs for the Company's recent growth and proposed expansion. The Company has advanced and will continue to advance funds on behalf of BDC Realty Corp. in connection with this construction, which advances are and will continue to be evidenced by demand promissory notes of BDC Realty Corp. to the Company bearing interest at 8% per annum. As of June 30, 1996, approximately $320,000 had been so advanced.



     In fiscal 1995, the Company paid approximately $594,000 in rent under its lease arrangements with BDC Realty Corp. The lease for the facility currently provides for an annual rental of $4.50 per square foot, which represents aggregate annual rental of approximately $680,000 before this warehouse expansion and approximately $1,035,000 after this warehouse expansion, subject to annual adjustments for increases in the consumer price index. The lease extends through June 2009 and includes two five-year renewal options, as well as options to purchase the facility and land at fair market value on the eighth anniversary and, assuming no transfer gains taxes are payable in connection therewith (other than upon exercise), each of the thirteenth, eighteenth and twenty-third anniversaries of the date of the lease. In addition, on the fifth anniversary of the date of the lease, the Company has the right to require that BDC Realty Corp., at its option, either (i) sell the facility and the land to the Company at their then fair market value, or (ii) reduce the then-current annual rental under the lease to the fair market rate thereof; provided that the amount of such reduction shall not be greater than $100,000. Thereafter, the then-current annual rental is subject to an increase on the eighth anniversary of the date of the lease to the then-current fair market rental rate up to the amount of the previous reduction in the event that the Company does not exercise its purchase option on such eighth anniversary date. The Company also has a right of first refusal to purchase the facility in the event that BDC Realty Corp. elects to sell it. The Company believes that the rental rate for the facility is the fair market rate, based on an independent survey. In addition, the Company believes that the aggregate terms of the lease are at least as favorable to the Company as could have been obtained from unrelated third parties at a comparable facility on a triple net basis. 'Business -- Properties.'



     In 1995, a corporation controlled by the Company's principal shareholder and his wife, each a director and executive officer of the Company, advanced a total of $1,000,000 to the Company for working capital purposes. These loans are evidenced by notes bearing interest at 12% per annum. From the net proceeds of this offering, the Company intends to repay approximately $1,000,000 of outstanding indebtedness to this corporation and approximately $750,000 of outstanding indebtedness to a bank (the 'Bank Indebtedness'). In each case, the indebtedness was incurred in order to provide working capital for the Company. The Bank Indebtedness is personally guaranteed by Mr. Acker. See 'Use of Proceeds.'



     In April 1988, Mr. Sid Paterson filed a purported derivative lawsuit on behalf of Hapat Bedding Corp. ('Hapat') against the Company, Harry Acker, another individual and, as nominal defendant, Hapat in the Supreme Court of the State of New York, County of New York. In July 1988, Mr. Paterson filed a similar derivative lawsuit on behalf of M.J.R. Bedding Co., Inc. ('M.J.R.') against the Company, Harry Acker, another individual and, as nominal defendant, M.J.R. in the same Court. Each of Hapat and M.J.R. was a corporation operating a store under the name Sleepy's and receiving various services from the Company commencing in 1979. At the time of the commencement of the actions, the plaintiffs sought (i) in the Hapat action, $1,000,000 in compensatory damages, plus interest, and $2,000,000 in punitive damages, and (ii) in the M.J.R. action, $2,560,000 in compensatory damages, plus interest, and $1,000,000 in punitive damages, in each case for damages allegedly resulting from excessive fees charged by and payments to the Company in connection with the Company's provision of these services. The Company continues to vigorously defend the actions. Trial in the actions commenced in June 1996.


     Harry Acker has agreed to indemnify and hold harmless the Company against the net amount of any judgment rendered against the Company or any settlement in the actions, in each case, in excess of the amount currently reserved by the Company in connection with the actions, including costs and expenses incurred after the date of this Prospectus. In light of this indemnification arrangement, the Company does not believe that the actions will have a material adverse effect on the financial condition of the Company.

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 7, 1996, as adjusted to reflect the Reorganization and the sale of the shares of Common Stock offered hereby, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and Named Executives, and (iii) all current directors and executive officers of the Company as a group. Unless otherwise indicated, each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity, subject to community property laws where applicable, and the information set forth in the footnotes to the table below. The business address of each person named below, unless otherwise noted, is 175 Central Avenue South, Bethpage, NY 11714.



                                                                                                    PERCENT OF SHARES
                                                                                                    BENEFICIALLY OWNED
                                                                                                   --------------------
                                                                            NUMBER OF SHARES       PRIOR TO     AFTER
                                 NAME                                     BENEFICIALLY OWNED(1)    OFFERING    OFFERING
- -----------------------------------------------------------------------   ---------------------    --------    --------

Harry Acker............................................................         2,903,000(2)         100.0%      67.9%
David Acker............................................................             8,750(3)          *          *
Harry Acker Grantor Retained Annuity Trust for the Benefit of Harry
  Acker and David Acker................................................           203,000              7.0%       4.8%
A.J. Acker.............................................................         2,903,000(4)         100.0%      67.9%
Jay Borofsky...........................................................             6,250(3)          *          *
All directors and officers as a group
  (8 persons)..........................................................         2,911,750            100.0%      67.9%


- ------------

(1) The securities 'beneficially owned' by a person are determined in accordance with the definition of 'beneficial ownership' set forth in the regulations of the Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relative of such person as well as other securities as to which the person has or shares voting of investment power or has the right to acquire within 60 days after March 30, 1996. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.


(2) Includes (i) 203,000 shares owned of record by the Harry Acker Grantor Retained Trust for the Benefit of Harry Acker and David Acker, (ii) 87,000 shares owned of record by the Harry Acker Grantor Retained Trust for the Benefit of Harry Acker and Robert Acker, and (iii) 58,000 shares owned of record by the Harry Acker Grantor Retained Trust for the Benefit of Harry Acker and Stuart Gregg, as to all of which shares Harold Acker may be deemed the beneficial owner by virtue of his position as trustee over each trust. Also includes 3,000 shares deemed to be beneficially owned by his spouse, A.J. Acker, as to which shares Harry Acker disclaims beneficial ownership.



(3) Consists of shares issuable pursuant to currently-exercisable stock options.



(4) Includes 3,000 shares issuable pursuant to currently-exercisable stock options. Also includes 2,900,000 shares deemed to be beneficially owned by her spouse, Harry Acker, as to which shares Ms. Acker disclaims beneficial ownership.



*  Less than 1%.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary description of the Company's capital stock is qualified in its entirety by reference to the Company's Certificate of Incorporation.

COMMON STOCK


     The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.01 per share.


     Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably dividends when, as, and if declared by the Board of Directors out of funds legally available therefore and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this Offering will be, duly authorized and validly issued, fully paid and nonassessable.

     Subsequent to the completion of this Offering, Mr. Harry Acker will own approximately 67.8% of the then-outstanding shares of Common Stock (64.7% if the Underwriter's over-allotment options are exercised in full) and will be able to elect all of the members of the Board of Directors and exercise substantial influence over the outcome of any issues which may be subject to a vote of the Company's shareholders. See 'Risk Factors -- Control by Principal Shareholder.'

PREFERRED STOCK

     The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

     No shares of preferred stock will be outstanding as of the closing of this offering, and the Company has no present plans for the issuance thereof. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a change in control to the Company. See 'Risk Factors -- Potential Anti-Takeover Effects of Preferred Stock.'

NEW YORK ANTI-TAKEOVER LAW

     The  Company, as a  New York corporation,  is subject to  the provisions of
Section 912 of the New York Business Corporation Law and will continue to be so subject if and for so long as it has a class of securities registered under
Section 12 of the Exchange Act, either (i) it has its principal executive office and significant business operations or (ii) at least 25% of its total employees are employed primarily within New York or at least 250 employees are so employed and at least 10% of the Company's voting stock is owned beneficially by residents of the State of New York. Section 912 provides, with certain exceptions, that a New York corporation may not engage in a 'business combination' (e.g, merger, consolidation, recapitalization or disposition of stock) with any 'interested shareholder' for a period of five years from the date that such person first became an interested shareholder unless: (a) the transaction resulting in a person becoming an interested shareholder, or the business combination, was approved by the Board of Directors of such corporation prior to that person becoming an interested shareholder; (b) the business combination is approved by the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder, or (c) the business combination meets certain valuation requirements for the stock of such corporation. An 'interested shareholder' is defined as any person that (a) is the beneficial owner of 20% or more of the then outstanding voting stock. These provisions are likely to impose greater restrictions on an unaffiliated shareholder than on the existing shareholder who will continue to own a majority of the Company's outstanding Common Stock after this offering.

TRANSFER AGENT

     The Company has appointed Continental Stock Transfer & Trust Company, New York, New York as Transfer Agent for the Common Stock.

LISTING ON NASDAQ


     The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, under the symbol 'SLPY'. No assurance can be given that an active trading market for the Common Stock will develop, or at what price the Common Stock will trade.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this offering, the Company will have outstanding 4,275,000 shares of Common Stock. Of these shares, the 1,375,000 shares sold in this offering will be freely transferable by persons other than 'affiliates' of the Company without restriction or further registration under the Act. The remaining 2,900,000 shares of Common Stock outstanding are 'restricted securities' ('Restricted Shares') within the meaning of Rule 144 under the Act and may not be sold in the absence of registration under the Act unless an exemption from registration is available, including an exemption afforded by Rule 144.


     The Company's current shareholders and all of its directors and executive officers have entered into 'lock-up' agreements with the Representative of the Underwriters, or are otherwise subject to restrictions provides that, subject to certain exceptions, they will not offer, sell, contract to sell, pledge, grant any option for the sale of or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative (as defined below). In addition, the Company may grant stock options to purchase in the aggregate up to 400,000 shares of Common Stock pursuant to the Stock Option Plan; on or prior to the date of this Prospectus, the Company will have granted options to purchase 232,000 shares of Common Stock under the Stock Option Plan at the initial public offering price.


     Rule 144, as currently in effect, provides that an affiliate of the Company or a person (or persons whose sales are aggregated) who has beneficially owned Restricted Shares for at least two years but less than three years is entitled to sell commencing 90 days after the date of this Prospectus, within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (42,750 shares immediately after this offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. However, a person who is not an 'affiliate' of the Company at any time during the three months preceding a sale, and who has beneficially owned Restricted Shares for at least three years, is entitled to sell such shares under Rule 144(k) without regard to the limitations described above.

     Since there has been no public market for shares of the Common Stock, the Company is unable to predict the effect that sales made pursuant to Rules 144 or otherwise may have on the prevailing market price at such times for shares of the Common Stock. Nevertheless, sales of a substantial amount of the Common Stock in the public market, or the perception that such sales could occur, could adversely affect market prices. See 'Risk Factors -- Shares Eligible for Future Sale.'

                                  UNDERWRITING

     The Underwriters named below, for whom Gerard Klauer Mattison & Co., LLC is acting as the representative (the 'Representative'), have severally agreed, subject to the terms and conditions of an underwriting agreement (the 'Underwriting Agreement'), to purchase the respective numbers of shares of Common Stock set forth opposite their names below:

                                                                                     NUMBER
                                   UNDERWRITER                                      OF SHARES
- ---------------------------------------------------------------------------------   ---------

Gerard Klauer Mattison & Co., LLC................................................

                                                                                    ---------
     Total.......................................................................   1,375,000
                                                                                    ---------
                                                                                    ---------

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the shares of Common Stock if any are taken.

     The Representative has advised the Company that the Underwriters propose to offer the shares of Common Stock offered hereby initially at the public offering price per share set forth on the cover page of this Prospectus and in part, through the Representative, to certain other dealers at such prices less a
concession not in excess  of $            per  share; that the Underwriters  may
allow,  and such dealers may reallow, a discount not in excess of $          per
share on sales to other dealers; and that after the initial public offering, the public offering price, concession and the discount selling terms may be changed by the Representative. The Underwriters have informed the Company that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The Company has granted the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to an additional 206,250 shares of Common Stock, at the initial public offering price less underwriting discounts. The Underwriters may exercise such option only for the purpose of covering over-allotments, if any, incurred in connection with the sale of Common Stock offered hereby. To the extent that the Underwriters exercise such option, each Underwriter will become obligated, subject to certain conditions, to purchase the same percentage of such additional shares as the number of other shares of Common Stock to be purchased by that Underwriter shown on the foregoing table bears to the total number of shares initially offered hereby.

     The Company has agreed to issue the Representative of the Underwriters warrants to purchase from the Company up to 137,500 shares of Common Stock at an exercise price per share equal to 120% of the offering price (the 'Warrants'). The Warrants are exercisable for a period of four years beginning one year after the date of this offering. The Warrants may not be transferred, sold, assigned or hypothecated for a period of one year commencing from the date of this offering, except that they may be transferred to successors of the holder, and may be assigned in whole or in part to any person who is an officer or partner of the holder or to any of the several Underwriters or members of the selling group and/or the officers or partners thereof during such period, subject to compliance with applicable securities laws, and contain provisions for appropriate adjustments in the event of stock splits, stock dividends, combinations, reorganizations, recapitalizations and other customary anti-dilution provisions. The holders of the Warrants have the right, under certain conditions, to participate in future registrations of Common Stock for a period of seven years after the date of this offering. In addition, the holders of the Warrants have the right, under certain circumstances, to require the Company to register its Common Stock for public offering, (i) at the Company's expense, once during the period of five years after the date of this offering, and (ii) at the expense of the requesting Warrant holders, once during the period of four years commencing one year after the date of this offering.

     The Company has agreed to grant the Representative the right of first refusal to act as exclusive underwriter in connection with any future equity or debt financing, any merger or acquisition activity or any other investment banking services being considered by the Company (to the extent an investment banker or other financial advisor or placement agent is retained by the Company) for a period of two years after the date of this offering.


     The Company and substantially all of its officers and directors and shareholders have agreed with the Underwriters, subject to limited exceptions, not to offer, sell, pledge, contract to sell, grant any other option to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for, or warrants, rights or options to acquire shares of Common Stock, for a period of 180 days without the prior written consent of the Representative.


     The Company has agreed to pay the Representative a non-accountable expense allowance of one-half of one percent of the gross proceeds of the offering. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act, or to contribute to payments that may be required to make in respect thereof.


     Prior to this offering, there has been no public trading market for the Common Stock of the Company. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, under the symbol 'SLPY.'


     The initial public offering price will be determined through negotiations between the Company and the Representative. Among the factors to be considered in such negotiations are the Company's results of operations, the Company's current financial condition, its future prospects, earnings potential, the state of the markets for its merchandise, the experience of its management, the economics of the industry in general, the general condition of the equity securities market, the demand for similar securities of companies considered comparable to the Company and other relevant factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to this offering at or above the initial offering price.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby has been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

     The financial statements included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION


     A Registration Statement on Form S-1 under the Act, including amendments thereto, relating to the Common Stock offered hereby (the 'Registration
Statement') has been filed by the Company with the Securities and Exchange Commission (the 'Commission'), Washington D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement and exhibits and schedules filed as a part thereof. A copy of the Registration Statement may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Registration Statement was filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system and is publicly available through the Commission's Web site (http://www.sec.gov).


     Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company intends to furnish to its shareholders annual reports containing audited consolidated financial statements certified by independent public accountants and quarterly reports containing unaudited consolidated financial data for the first three quarters of each fiscal year following the end of each such quarter.

                        SLEEPY'S, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                            PAGE
                                                                                                           NUMBER
                                                                                                           ------

Report of Independent Certified Public Accountants......................................................     F-2
Consolidated balance sheets as of December 31, 1994, December 30, 1995 and March 30, 1996 (unaudited)...     F-3
Consolidated statements of income for the years ended January 1, 1994, December 31, 1994 and December
  30, 1995 and for the three months ended April 1, 1995 (unaudited) and March 30, 1996 (unaudited)......     F-4
Consolidated statements of stockholder's equity for the years ended January 1, 1994, December 31, 1994
  and December 30, 1995 and for the three months ended March 30, 1996 (unaudited).......................     F-5
Consolidated statements of cash flows for the years ended January 1, 1994, December 31, 1994 and
  December 30, 1995 and for the three months ended April 1, 1995 (unaudited) and March 30, 1996
  (unaudited)...........................................................................................     F-6
Notes to consolidated financial statements..............................................................     F-7

                         [LETTERHEAD OF BDO SEIDMAN,LLP]

[THE FOLLOWING IS THE FORM OF OPINION WE WILL BE IN A POSITION TO ISSUE UPON THE
               COMPLETION OF THE EVENTS DESCRIBED IN NOTE 1(A).]

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Sleepy's, Inc.

     We have audited the accompanying consolidated balance sheets of Sleepy's, Inc. and subsidiaries as of December 31, 1994 and December 30, 1995, and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sleepy's, Inc. and subsidiaries as of December 31, 1994 and December 30, 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 30, 1995 in conformity with generally accepted accounting principles.

/s/BDO SEIDMAN, LLP
Mitchel Field, New York
March 7, 1996, except for Notes 1(a), 1(h), 3, 7, 10(c)
and 11 which are dated                , 1996

                        SLEEPY'S, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                                            MARCH 30,      PRO FORMA
                                                                                              1996         MARCH 30,
                                                           DECEMBER 31,    DECEMBER 30,    -----------       1996
                                                               1994            1995                       -----------
                                                           ------------    ------------    (UNAUDITED)
                                                                                 (IN THOUSANDS)           (UNAUDITED)
                    ASSETS (NOTE 6)
Current:
  Cash and cash equivalents.............................     $    393        $    250        $   255        $   255
  Marketable securities.................................       --                 166            656            656
  Accounts receivable...................................          400             760            413            413
  Merchandise inventories...............................        2,567           3,629          4,527          4,527
  Prepaid expenses and other current assets.............          910             959            922            922
  Advances to affiliate.................................          662          --             --             --
                                                           ------------    ------------    -----------    -----------
          Total current assets..........................        4,932           5,764          6,773          6,773
Property and equipment, at cost, less accumulated
     depreciation and
     amortization (Note 2)..............................        3,995           5,419          5,591          5,591
Property under capital leases less accumulated
     amortization (Notes 3 and 7).......................        1,990           1,788          1,739          5,077
Note and loans receivable -- related parties (Note 4)...        1,412           1,243          1,783         --
Intangible assets, net (Note 5).........................          860             817            856            856
Deposits with lessors and others........................          603             584            536            536
Deferred tax asset (Note 8).............................       --              --             --                428
                                                           ------------    ------------    -----------    -----------
                                                             $ 13,792        $ 15,615        $17,278        $19,261
                                                           ------------    ------------    -----------    -----------
                                                           ------------    ------------    -----------    -----------
          LIABILITIES AND STOCKHOLDER'S EQUITY
Current:
  Accounts payable......................................     $  5,794        $  5,520        $ 6,151        $ 6,151
  Bank credit line (Note 6).............................          975          --                800            800
  Customer deposits payable.............................          299             638            833            833
  Current maturities of obligations under capital lease
       (Note 7).........................................          238             217            193             83
  Accrued expenses and taxes payable....................          688             423            776            776
  Loans from vendors (Note 1(a))........................       --              --             --                540
  Loan from affiliate (Note 4)..........................       --              --             --              1,000
  S distributions payable (Note 1(a))...................       --              --             --              1,863
                                                           ------------    ------------    -----------    -----------
          Total current liabilities.....................        7,994           6,798          8,753         12,046
Obligations under capital lease (Note 7)................        1,941           1,724          1,686          5,747
Bank credit line (Note 6)...............................       --                 370         --             --
Deferred rent...........................................        1,129           1,299          1,346          1,346
Loan from affiliate (Note 4)............................       --               1,000          1,000         --
                                                           ------------    ------------    -----------    -----------
          Total liabilities.............................       11,064          11,191         12,785         19,139
                                                           ------------    ------------    -----------    -----------
Commitments and Contingencies (Notes 4, 7, 10 and 11)...
Stockholders' equity (Notes 1(a) and 11):
  Preferred stock, $.01 par value, 5,000,000 shares
       authorized; no shares outstanding................       --              --             --             --
  Common stock -- $0.01 par value, 10,000,000 shares
       authorized; 2,900,000 issued and outstanding.....           29              29             29             29
  Additional paid-in capital............................        1,667           1,817          1,855             93
  Retained earnings.....................................        1,032           2,578          2,609         --
                                                           ------------    ------------    -----------    -----------
          Total stockholders' equity....................        2,728           4,424          4,493            122
                                                           ------------    ------------    -----------    -----------
                                                             $ 13,792        $ 15,615        $17,278        $19,261
                                                           ------------    ------------    -----------    -----------
                                                           ------------    ------------    -----------    -----------

          See accompanying notes to consolidated financial statements.

                        SLEEPY'S, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                                                             YEAR ENDED                         THREE MONTHS ENDED
                                             -------------------------------------------    --------------------------
                                             JANUARY 1,     DECEMBER 31,    DECEMBER 30,     APRIL 1,       MARCH 30,
                                                1994            1994            1995           1995           1996
                                             -----------    ------------    ------------    -----------    -----------
                                                                                            (UNAUDITED)    (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
Net sales.................................     $41,402        $ 49,644        $ 59,763        $13,115        $16,045
     Cost of sales, buying and
       occupancy..........................      21,028          26,418          30,694          6,846          8,125
                                             -----------    ------------    ------------    -----------    -----------
          Gross profit....................      20,374          23,226          29,069          6,269          7,920
                                             -----------    ------------    ------------    -----------    -----------
Operating expenses:
     Store expenses.......................      14,332          16,512          19,298          4,793          5,168
     General and administrative expenses
       (Note 4)...........................       4,825           5,583           5,967          1,451          2,039
                                             -----------    ------------    ------------    -----------    -----------
          Total operating expenses........      19,157          22,095          25,265          6,244          7,207
                                             -----------    ------------    ------------    -----------    -----------
     Income from operations...............       1,217           1,131           3,804             25            713
                                             -----------    ------------    ------------    -----------    -----------
Other income (expense):
     Interest expense.....................         (11)           (145)           (323)           (71)           (94)
     Loss on disposal of fixed assets
       (Note 4)...........................      --                (338)            (11)        --                (25)
     Gain on sale of investment
       securities.........................      --              --                  57         --             --
     Miscellaneous income (expenses)
       (Note 1(f))........................         304              28              42         --               (175)
                                             -----------    ------------    ------------    -----------    -----------
          Total other income (expense),
            net...........................         293            (455)           (235)           (71)          (294)
                                             -----------    ------------    ------------    -----------    -----------
     Net income...........................     $ 1,510        $    676        $  3,569        $   (46)       $   419
                                             -----------    ------------    ------------    -----------    -----------
                                             -----------    ------------    ------------    -----------    -----------
Pro forma (Note 1(h)):
     Historical net income................                                      $3,569                          $419
     Pro forma adjustment to reflect
       increase in officers'
       compensation.......................                                        (250)                          (62)
                                                                            ------------                   -----------

                                                                                 3,319                           357

     Pro forma provision for income taxes
       (Note 8)...........................                                       1,328                           143
                                                                            ------------                   -----------

     Pro forma net income.................                                      $1,991                          $214
                                                                            ------------                   -----------
                                                                            ------------                   -----------

     Pro forma net income per share (Note
       1(j))..............................                                       $0.69                         $0.07
                                                                            ------------                   -----------
     Weighted average common shares and
       share equivalents outstanding (Note
       1(j))..............................                                       2,900                         2,900
                                                                            ------------                   -----------
                                                                            ------------                   -----------

     Supplemental net income per share
       (Note (1(j)).......................                                       $0.61                         $0.07
                                                                            ------------                   -----------
                                                                            ------------                   -----------

          See accompanying notes to consolidated financial statements.

                        SLEEPY'S, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                                            COMMON STOCK
                                                           $0.01 PAR VALUE
                                                         -------------------    ADDITIONAL                    TOTAL
                                                          NUMBER                 PAID-IN      RETAINED    STOCKHOLDER'S
                                                         OF SHARES    AMOUNT     CAPITAL      EARNINGS       EQUITY
                                                         ---------    ------    ----------    --------    -------------
                                                                                 (IN THOUSANDS)

Balance, January 3, 1993..............................     2,900       $ 29      $ --         $   475        $   504
     Capital contribution.............................     --          --           1,400       --             1,400
     S Corporation distributions......................     --          --          --          (1,005 )       (1,005)
     Contribution of stockholder salary (Note 1(t))...     --          --             124       --               124
     Net income.......................................     --          --          --           1,510          1,510
                                                         ---------    ------    ----------    --------    -------------
Balance, January 1, 1994..............................     2,900         29         1,524         980          2,533
     S Corporation distributions......................     --          --          --            (624 )         (624)
     Contribution of stockholder salary (Note 1(t))...     --          --             143                        143
     Net income.......................................     --          --          --             676            676
                                                         ---------    ------    ----------    --------    -------------
Balance, December 31, 1994............................     2,900         29         1,667       1,032          2,728
     S Corporation distributions......................     --          --          --          (2,023 )       (2,023)
     Contribution of stockholder salary (Note 1(t))...     --          --             150                        150
     Net income.......................................     --          --          --           3,569          3,569
                                                         ---------    ------    ----------    --------    -------------
Balance, December 30, 1995............................     2,900         29         1,817       2,578          4,424
     S Corporation distributions (unaudited)..........     --          --          --            (388 )         (388)
     Contribution of stockholder salary (Note 1(t))
       (unaudited)....................................     --          --              38       --                38
     Net income for three months ended March 30, 1996
       (unaudited)....................................                                            419            419
                                                         ---------    ------    ----------    --------    -------------
Balance, March 30, 1996 (unaudited)...................     2,900         29         1,855       2,609          4,493
Pro forma adjustments (unaudited -- Note 1(a)):
     Distributions of previously taxed earnings.......     --          --          --          (3,646 )       (3,646)
     Assumption of loans..............................     --          --          --            (540 )         (540)
     Capital distribution (Note 3)....................     --          --          --            (613 )         (613)
     Deferred income taxes (Note 8)...................     --          --          --             428            428
     Reclassification of S corporation deficit........     --          --          (1,762)      1,762         --
                                                         ---------    ------    ----------    --------    -------------
Pro forma balance March 30, 1996 (unaudited)..........     2,900       $ 29      $     93     $ --           $   122
                                                         ---------    ------    ----------    --------    -------------
                                                         ---------    ------    ----------    --------    -------------

          See accompanying notes to consolidated financial statements.

                        SLEEPY'S, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 9)


                                                                                                         THREE MONTHS
                                                                         YEAR ENDED                          ENDED
                                                          ----------------------------------------   ---------------------
                                                          JANUARY 1,   DECEMBER 31,   DECEMBER 30,   APRIL 1,   MARCH 30,
                                                             1994          1994           1995         1995        1996
                                                          ----------   ------------   ------------   --------   ----------
                                                                                   (IN THOUSANDS)         (UNAUDITED)
Cash flows from operating activities:
  Net income............................................   $  1,510      $    676       $  3,569      $  (46)     $  419
                                                          ----------   ------------   ------------   --------   ----------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Loss on disposal of fixed assets.................     --               338             11       --             25
       Depreciation and amortization....................        795           696          1,040         244         222
       Allowance for uncollectible balances.............        440            71         --           --          --
       Gain on sale of securities.......................     --            --                (57)      --          --
       Deferred rent....................................        177           273            170          18          47
       Other............................................     --            --                (21)      --            177
       Stockholder salary...............................        124           143            150          38          38
       (Increase) decrease in:
            Accounts receivable.........................       (273)         (471)          (360)        359         347
            Merchandise inventories.....................     (1,088)           55         (1,061)        394        (897)
            Prepaid expenses and other current assets...     (1,254)          627            (49)       (160)         81
            Deposit with lessors and others.............        (30)         (114)            19         (11)         48
       Increase (decrease) in:
            Accounts payable............................      2,290         1,188           (274)       (412)        630
            Customer deposits payable...................        (96)           88            339        (109)        195
            Accrued expenses and taxes payable..........       (854)          (14)          (264)       (138)         53
                                                          ----------   ------------   ------------   --------   ----------
                 Total adjustments......................        231         2,880           (357)        223         966
                                                          ----------   ------------   ------------   --------   ----------
                 Net cash provided by operating
                    activities..........................      1,741         3,556          3,212         177       1,385
                                                          ----------   ------------   ------------   --------   ----------
Cash flows from investing activities:
  Capital expenditures..................................     (1,139)       (2,220)        (2,231)       (644)       (366)
  Acquisition of Kleinsleep assets......................     (1,400)       --             --           --          --
  Purchase of marketable securities.....................     --            --               (268)      --           (366)
  Proceeds from sale of marketable securities...........     --            --                180       --          --
  Loan to affiliate.....................................     --              (662)        --             (33)        (44)
  Repayments of loan to affiliate.......................     --            --                662       --          --
                                                          ----------   ------------   ------------   --------   ----------
                 Net cash used in investing
                    activities..........................     (2,539)       (2,882)        (1,657)       (677)       (776)
                                                          ----------   ------------   ------------   --------   ----------
Cash flows from financing activities:
  S Corporation distributions...........................     (1,005)         (624)        (2,023)        (11)       (388)
  Repayments of long-term borrowings and obligations
     under capital lease................................     --              (131)          (238)        (46)        (61)
  Borrowings from affiliate.............................     --            --              1,000         300       --
  Repayments of short term borrowings...................     --            --               (605)      --          --
  Advances (repayments) from/to related parties.........       (577)         (787)           168        (128)       (540)
  Proceeds from debt....................................        496           707         --             175         385
  Capital contribution..................................      1,400        --             --           --          --
                                                          ----------   ------------   ------------   --------   ----------
                 Net cash provided by (used in)
                    financing activities................        314          (835)        (1,698)        290        (604)
                                                          ----------   ------------   ------------   --------   ----------
Net increase (decrease) in cash and cash equivalents....       (484)         (161)          (143)       (210)          5
Cash and cash equivalents -- beginning of period........      1,038           554            393         393         250
                                                          ----------   ------------   ------------   --------   ----------
Cash and cash equivalents -- end of period..............   $    554      $    393       $    250      $  183      $  255
                                                          ----------   ------------   ------------   --------   ----------
                                                          ----------   ------------   ------------   --------   ----------


          See accompanying notes to consolidated financial statements.

                        SLEEPY'S, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

1. SIGNIFICANT ACCOUNTING POLICIES

(A) REORGANIZATION


     During June 1996, Bedding Discount Center Inc. changed its name to Sleepy's, Inc. ('Sleepy's'). Prior to the effectiveness of the Company's planned initial public offering (the 'Offering'), all of the issued and outstanding shares of capital stock of KS Acquisition Corp., a New York corporation ('KSAC'), Sleepy's International, Inc., a Florida corporation ('SII'), and 1-800 Sleepy's, Inc., a New York corporation ('1-800') and certain shell corporations which collectively are the lessees of the sites of most of the Company's stores, will be contributed to the Company by the principal shareholder of Sleepy's and the three trusts formed by the principal shareholder (Note 11). The principal shareholder and the trusts collectively own all such shares. In connection with the contribution of KSAC, the Company will assume the principal shareholder's personal loans from vendors related to the original acquisition of KSAC. The loans are approximately $540,000 and will be accounted for as a distribution of capital.


     The consolidated financial statements include the accounts of Sleepy's, KSAC, SII, 1-800 and the related real estate companies, (collectively the 'Company'). The financial statements have been prepared as if the entities had operated as a single consolidated group since their respective dates of organization because of their common ownership and the planned contribution of shares to Sleepy's. All significant intercompany balances and transactions have been eliminated.


     Prior to the date of this Prospectus, the Company has been taxed as an S corporation under the Internal Revenue Code of 1986, as amended. As a result, the taxable income of the Company has been reported, for federal and certain state income taxes purposes, directly by the principal shareholder of the Company. The S corporation election of the Company will terminate on the date of this Prospectus. In connection with the foregoing, on the closing date of this Offering, the principal shareholder will receive a distribution of approximately $1.9 million representing the Company's previously taxed and undistributed S Corporation income through the closing of this Offering (approximately $3.6 million at March 30, 1996) less loans receivable from the principal shareholder of approximately $1.7 million (Note 4).



     In addition, in June 1996, Sleepy's effected a 29,000 to one stock split which increased the issued and outstanding shares of Sleepy's to 2,900,000 shares.


     The equity accounts of Sleepy's have been retroactively adjusted to reflect the common stock of Sleepy's as the only class of common stock and to reflect
(i) the 29,000 to one stock split of Sleepy's common stock; and (ii) the contribution of the common stock of KSAC, SII, 1-800 and the related real estate companies to Sleepy's. The transactions described above are collectively referred to as the 'Reorganization.'

     The pro forma consolidated balance sheet and consolidated statement of stockholder's equity have been presented to reflect the following transactions as if they occurred at March 30, 1996:


          (a) The recording of the distribution for the previously taxed undistributed S Corporation earnings of approximately $3,600,000 at March 30, 1996 less the related party loans from the principal shareholder of approximately $1,700,000 resulting in net a liability of approximately $1,900,000;


          (b) The assumption of $540,000 of loans outstanding to certain vendors;

          (c) The recording of a deferred tax asset of $428,000 (Note 8) resulting from the termination of S corporation status;

          (d) The recording of the capital lease described in Note 3;


          (e) The reclassification of the S corporation deficit of $1,762,000 to additional paid in capital, and;

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

          (f) Reclassification  to  current  liabilities  of  $1,000,000   loans
              payable to affiliate (Note 4) expected to be paid out of the proceeds of the Offering.

(B) DESCRIPTION OF THE COMPANY


     Sleepy's and KSAC (d/b/a 'Kleinsleep') are retail distributors of bedding products (mattresses, frames and headboards) throughout the New York, New Jersey and Connecticut tri-state metropolitan area. SII owns certain trademarks used in the operations. 1-800 operates the Company's telemarketing division. Included in the accounts of the Company in 1994 and 1995, are the accounts and transactions of 68 and 67, respectively, real estate shell companies which collectively are the lessees of most of the Company's stores.


(C) COMPANY'S YEAR END

     The Company's financial statements are prepared on a fifty-two, fifty-three week year which ends on the Saturday closest to December 31 each year. The years ended January 1, 1994, December 31, 1994 and December 30, 1995 were 52 week years.

(D) PROPERTY, EQUIPMENT AND DEPRECIATION AND AMORTIZATION

     Property and equipment are recorded at cost. Depreciation has been calculated principally on the straight-line and the declining balance methods over the estimated useful lives of property and equipment. Amortization of assets under capital lease is calculated on a straight-line basis over the term of the lease.

(E) USE OF ESTIMATES

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

(F) MARKETABLE SECURITIES


     All of the Company's marketable securities are classified as trading securities and have been so classified since the Company originally purchased them with the intention of selling them in the short term. As such, the securities are carried at market value with unrealized gains and losses included as current period income or expense. Unrealized gains on investments in securities of $21,000 and $123,000 in fiscal 1995 and the three months ending March 30, 1996, respectively, are included in other income.


(G) MERCHANDISE INVENTORIES

     Inventories, consisting of finished bedding products, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

(H) PRO FORMA OPERATING ADJUSTMENTS

     The Company's Chairman of the Board and Chief Executive Officer has agreed to enter into a two-year employment agreement with the Company prior to the effective date of the Offering providing a base salary of $400,000. A pro forma adjustment for the excess of the aggregate annual amount of the compensation that would have been due under this agreement over the actual compensation expense

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

during the year ended December 30, 1995 and the three months ended March 30, 1996 is provided for a more indicative presentation of the effect of future compensation.

     Pro forma tax provisions have been calculated as if the Company's results of operations were taxable as a C Corporation (the Company's expected tax status) under the Internal Revenue Service Code for the year ended December 30, 1995 and for the three months ended March 30, 1996 (Notes 1(i) and 8).

(I) INCOME TAXES


     The Company, with the consent of its principal shareholder, elected to be treated as an S Corporation. As a result of the election, all earnings of the Company were taxed directly to the principal shareholder. The Company has provided for certain minimum taxes and taxes applicable to taxing authorities that do not recognize S Corporation status. The aggregate of such taxes is not material and is included in general and administrative expenses.


(J) PRO FORMA NET INCOME PER SHARE

     Pro forma net income per share is based on the weighed average number of shares of common stock outstanding during each period. All references in the financial statements with regard to average number of shares of common stock and related per share amounts have been calculated giving retroactive effect to the stock split and the exchange of shares in the Reorganization.

     Supplemental pro forma net income per share is based on the weighted average number of shares of common stock and common stock equivalents used in the calculation of pro forma income per share (2,900,000 at December 30, 1995 and March 30, 1996), plus the estimated number of shares (378,000) that would need to be sold by the Company in order to fund the net cash distribution of the Company's previously taxed undistributed S Corporation earnings (approximately $1,900,000 as of March 30, 1996 (Note 1(a)) the repayment of $540,000 of assumed vendor loans payable in connection with the Reorganization and the repayment of the $1,000,000 loans payable to an affiliate (Note 4) and $750,000 of outstanding bank debt all of which are to be paid out of the proceeds of the initial public offering.

(K) REVENUE RECOGNITION

     Sales are recorded upon the delivery of products. Any customer deposits received are recorded as a liability until the Company completes delivery, at which time the deposits are recorded as sales. Allowances for estimated sales returns are provided for when sales are recorded.

(L) ADVERTISING COSTS


     The Company capitalizes the cost of advertisements which meet the criteria of direct-response advertising and amortizes such costs over 12 months or the period of running the advertisement, whichever is shorter. All other costs are expensed as incurred. Advertising expenses for the three fiscal years in the period ended December 30, 1995 was $2,744,000, $2,801,000 and $3,244,000,
respectively. Advertising expenses for the three months ended April 1, 1995 and March 30, 1996 were $1,066,000 and $723,000, respectively.


(M) CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

(N) CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments. The Company places its temporary cash investments with financial institutions insured by the FDIC. At times, such investments were in excess of the FDIC insurance limit.

(O) INTANGIBLE ASSETS

     Intangible assets, which consist of trademarks, leases and deferred mortgage costs, are amortized on a straight-line basis over their estimated useful lives.

(P) DEFERRED RENT


     The Company accounts for rent on a straight line basis. The effect of such adjustment for the years ended January 1, 1994, December 31, 1994 and December 30, 1995 was to reduce income from operations by approximately $177,000, $273,000 and $169,000, respectively. For the three months ended April 1, 1995 and March 30, 1996, the effect on income from operations was $18,100 and $47,100, respectively.


(Q) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of financial instruments, including cash, marketable securities and short-term debt, approximated fair value as of December 31, 1994 and December 30, 1995. The carrying value of long-term debt, including the current portion, approximated fair value as of December 31, 1994 and December 30, 1995, based upon the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

(R) RECENT ACCOUNTING PRONOUNCEMENTS

     The Company adopted Statement of Financial Accounting Standard ('SFAS') No. 121 'Accounting for Long Lived Assets and for Assets to be Disposed Of' for the year ended December 30, 1995. The adoption of FAS 121 did not have a material effect on the consolidated financial statements.

     In October 1995, SFAS No. 123, 'Accounting for Stock-Based Compensation', was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted January 1, 1995. The adoption of this standard will not impact the Company's consolidated results of operations, financial position or cash flows.

(S) CREDIT RISK

     Finance options are offered to consumers through non-affiliated third parties, at no material risk to the Company. Non-financed retail consumer receivables are collected during the normal course of operations. There is no significant concentration of credit risk and credit losses have been minimal.


(T) PRINCIPAL SHAREHOLDER SALARY



     In accordance with Staff Accounting Bulletin ('SAB') No. 79, the Company recorded a salary expense for the services rendered by the principal shareholder to the Company. The Company recorded additional salary expense over amounts paid and a capital contribution of $124,000, $143,000, $150,000, for the three years in the period ended December 30, 1995 and $38,000 for the three months ended

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)


April 1, 1995 and March 30, 1996, respectively. The imputed amounts are based on the historical salary drawn by the principal shareholder in prior years.


(U) INTERIM PERIODS

     The financial statements and related notes thereto as of March 30, 1996 and for the three months ended April 1, 1995 and March 30, 1996 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein. These adjustments consist solely of normal recurring accruals. The interim results are not necessarily indicative of the results for any future period.


(V) STORE OPENING AND CLOSING COSTS



     The Company expenses store opening costs as incurred. All expenses related to a store closing are accrued commencing upon management's decision to cause such a closure.


2. PROPERTY AND EQUIPMENT

     A summary of property and equipment and the estimated lives used in the computation of depreciation and amortization is as follows:

                                                        DECEMBER 31,    DECEMBER 30,    MARCH 30,    USEFUL
                                                            1994            1995          1996       LIVES
                                                        ------------    ------------    ---------    ------
                                                                          (IN THOUSANDS)

Building and leasehold improvements..................      $4,508          $6,100        $ 6,326      5-20
Computer and computer software.......................       1,049           1,351          1,460       5-7
Machinery and equipment..............................         633             773            788         5
Furniture and fixtures...............................         666             690            701      5-10
Automotive equipment.................................         195             282            282         5
Office equipment.....................................         200             227            231         5
Other................................................      --                  47             47
                                                        ------------    ------------    ---------
                                                            7,251           9,470          9,835
Less accumulated depreciation and amortization.......       3,256           4,051          4,244
                                                        ------------    ------------    ---------
                                                           $3,995          $5,419        $ 5,591
                                                        ------------    ------------    ---------
                                                        ------------    ------------    ---------

3. PROPERTY UNDER CAPITAL LEASES

     Property under capital leases consist of the following:

                                                                                                 PRO FORMA
                                                    DECEMBER 31,    DECEMBER 30,    MARCH 30,    MARCH 30,
                                                        1994            1995          1996         1996
                                                    ------------    ------------    ---------    ---------

Warehouse and office facility....................      $2,023          $2,023        $ 2,023      $ 2,673
Construction in progress.........................      --              --              --           2,404
                                                    ------------    ------------    ---------    ---------
                                                        2,023           2,023          2,023        5,077
Less: accumulated amortization...................         (33)           (235)          (284)       --
                                                    ------------    ------------    ---------    ---------
                                                       $1,990          $1,788        $ 1,739      $ 5,077
                                                    ------------    ------------    ---------    ---------
                                                    ------------    ------------    ---------    ---------

     On June 14, 1994, the Company entered into a ten year lease with an affiliate under common control for the Company's current distribution and office facility (Note 4). The present value of the rental payments under the lease exceed 90% of the fair market value of the leased property at the

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)


inception of the lease, qualifying the lease to be accounted for as a capital lease. However, since the land value was greater than 25% of the total property value, the portion of the rental payments attributable to land is treated as an operating lease under Financial Accounting Standards No. 13, 'Accounting for Leases' (Note 10). The portion attributable to the warehouse and office facility was recorded at the fair value of such property at the inception of the lease. The net present value of such rental payments approximated the cost basis of the property. The Company is required to comply with certain financial covenants in connection with a mortgage commitment received by the affiliate.



     On                 , 1996,  the Company terminated  the existing lease  and
entered into a new lease for the facility. The lease provides for a term of 13 years, with two five-year renewal options, as well as options to purchase the facility and land at fair market value on each of the eighth and, assuming no transfer gains taxes are payable in connection therewith (other than upon exercise), each of the thirteenth, eighteenth and twenty-third anniversaries of the date of the lease. In addition, on the fifth anniversary of the date of the lease the Company has the right to make an election, in response to which the affiliate must either sell the facility and land at fair market value or reduce the then-current annual rental under the lease to the fair market rate thereof, provided that the amount of such annual reduction shall not be greater than $100,000. The lease also provides for the Company to occupy an additional 79,000 square feet upon completion of the buildout of such space by the lessor. The pro forma balance sheet at March 30, 1996 reflects the new capital lease as though it was recorded as of March 30, 1996. In accordance with SAB No. 48, the recording of assets under the new capital lease was recorded at the cost basis of the affiliate. The present value of the lease payments under the new lease exceeded the cost basis by $613,000, which amount will be recorded as a capital distribution.


     No pro forma adjustments have been reflected in the statements of income for the year ended December 30, 1995 and the three months ended March 30, 1996 since the effects of the lease were not material.

4. RELATED PARTY TRANSACTIONS


     At December 31, 1994, December 30, 1995 and March 30, 1996, the Company was owed $1,366,000, $1,243,000, $1,783,000 respectively, by the principal shareholder of the Company. The receivable is unsecured, non-interest bearing and has no established repayment terms.



     Rent expense paid to the Company's principal stockholder for the Company's former administrative and distribution facility aggregated $564,000 and $277,000 for the fiscal years ended January 1, 1994 and December 31, 1994. In October 1994, the Company relocated to its current facility which it leases from an affiliated entity. Rent paid to the affiliate for the years ended December 31, 1994 and December 30, 1995 and for the three months ended April 1, 1995 and March 30, 1996 was $225,000, $594,000, $135,000 and $162,000, respectively, including amounts capitalized for the warehouse and office facility. In connection with the relocation, the Company incurred a loss of $338,000 in 1994 from disposal of fixed assets located at the former facility.



     At December 30, 1995, the Company had outstanding a $1,000,000 loan which is due to an affiliate. The loan bears interest at 12% per annum. Interest expense on this loan for the year ended December 30, 1995 and for the three months ended April 1, 1995 and March 30, 1996 was approximately $80,000, $0 and $30,000, respectively. As a result of certain provisions within the bank agreement, which the affiliate has agreed to, this loan has been classified as long term. The affiliate, which has no significant operations, is owned by the Company's principal shareholder and his spouse.


     The Company performed certain administrative services for M.J.R. Bedding Company, Inc. ('M.J.R.') through February 1994. M.J.R. operated a single retail location doing business as Sleepy's and was related to the Company through common minority ownership. The Company charged M.J.R. for administrative expenses incurred on its behalf as well as for the use of the Sleepy's trademark. In February 1994, M.J.R's lease expired and M.J.R. ceased doing business as 'Sleepy's'. The Company

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)


charged M.J.R. approximately $440,000 and $71,000 during the years ended January 1, 1994 and December 31, 1994, respectively which is unpaid and was fully reserved in each of the respective periods. At each of December 30, 1995 and March 30, 1996, a receivable of $511,000 and a reserve for uncollectible receivable in the same amount remained on the books of the Company. On April 12, 1988, an action was commenced against the Company and its principal shareholder (Note 10).


5. INTANGIBLE ASSETS


     On February 5, 1993, Kleinsleep Products, Inc. (an unrelated third party), which had previously filed for bankruptcy and closed all operations, auctioned off its assets. Intangibles acquired at that auction are as follows:


                                               USEFUL         DECEMBER 31,    DECEMBER 30,    MARCH 30,
                                                LIVES             1994            1995          1996
                                           ---------------    ------------    ------------    ---------
                                                                  (IN THOUSANDS)

Trademarks..............................   40 years              $  748          $  748        $   748
Leases..................................   17 to 94 months          302             302            302
Other...................................   10 to 20 years            19              19             69
                                                              ------------    ------------    ---------
Intangible assets, at cost................................        1,069           1,069          1,119
Accumulated amortization..................................          209             252            263
                                                              ------------    ------------    ---------
Intangible assets, net....................................       $  860          $  817        $   856
                                                              ------------    ------------    ---------
                                                              ------------    ------------    ---------

6. BANK CREDIT LINE


     The Company has a $1,750,000 line of credit with a bank. The line is also available for standby letters of credit up to an aggregate total of $750,000 with up to a one year duration. Borrowings under the line of credit bear interest at the bank's commercial prime lending rate (8.5% at December 30, 1995) plus .5% and are collateralized by the assets of the Company. Standby letters of credit bear interest at 2% per annum. Additionally, all borrowings are personally guaranteed by the Company's principal shareholder and his spouse, SII, KSAC and 1-800. The line of credit includes limitations on loans to any related parties based on a formula contained in the agreement. The agreement contains certain financial covenants and restrictions which the Company is in compliance with at December 30, 1995. At December 30, 1995 there were $370,000 of borrowings under the aforementioned line of credit. At December 31, 1994 there was $975,000 of borrowings under the prior years available line of credit of $1,750,000.


     On January 31, 1996 the line of credit was increased to $2,000,000 and the line was extended to January 31, 1997. The interest rate on the line was reduced to the bank's commercial prime lending rate (8.25% at March 30, 1996). As a result of the refinancing the bank credit line was classified as long term at December 30, 1995. The balance outstanding under the line of credit at March 30, 1996 was $800,000.

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

7. OBLIGATIONS UNDER CAPITAL LEASE

     Obligations under capital lease consists of:

                                                                                                 PRO FORMA
                                                    DECEMBER 31,    DECEMBER 30,    MARCH 30,    MARCH 30,
                                                        1994            1995          1996         1996
                                                    ------------    ------------    ---------    ---------

Obligation under capital lease of warehouse and
  office space (Note 3), with an annual aggregate
  rental of $299,529 including interest at 8.5%
  ($750,396 and 8.0% at March 30, 1996 pro forma)
  per annum. Secured by interest in distribution
  and office facility............................      $2,005          $1,871        $ 1,835      $ 5,786
Other............................................         174              70             44           44
                                                    ------------    ------------    ---------    ---------
                                                        2,179           1,941          1,879        5,830
Less current portion.............................         238             217            193           83
                                                    ------------    ------------    ---------    ---------
Long-term portion................................      $1,941          $1,724        $ 1,686      $ 5,747
                                                    ------------    ------------    ---------    ---------
                                                    ------------    ------------    ---------    ---------

     The following is a schedule by years of future minimum lease payments under capital leases as of December 30, 1995:

                              FISCAL YEAR ENDING                                 (IN THOUSANDS)
- ------------------------------------------------------------------------------   --------------

      1996....................................................................       $  300
      1997....................................................................          300
      1998....................................................................          300
      1999....................................................................          300
      2000....................................................................          300
      Thereafter..............................................................        1,255
                                                                                    -------
      Total minimum lease payments............................................        2,755
      Less: amount representing interest......................................          814
                                                                                    -------
      Present value of net minimum lease payments.............................       $1,941
                                                                                    -------
                                                                                    -------

8. INCOME TAXES


     With the consent of its principal shareholder, the Company elected to be taxed as an S Corporation pursuant to the Internal Revenue Code. In connection with this Offering, the Company will no longer be treated as an S corporation effective with the Reorganization (Note 1(a)) and, accordingly, the Company will be subject to Federal income tax. The pro forma taxes on income represent the income taxes that would have been reported for Federal, State and local income taxes had the Company accounted for its income taxes under FAS 109 as a C Corporation. The effective rate utilized the year ended December 30, 1995 and for three months ended March 30, 1996 was 40%.


     The following summarizes the provision for pro forma income taxes:

                                                                                          YEAR ENDED
                                                                                       DECEMBER 30, 1995
                                                                                       -----------------

Current:
     Federal........................................................................        $ 1,026
     State and local................................................................            302
                                                                                            -------
Pro forma provision for income taxes................................................        $ 1,328
                                                                                            -------
                                                                                            -------

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

     The provision for income taxes on adjusted historical income differs from the amounts computed by applying the applicable Federal statutory rates due to the following:

                                                                                          YEAR ENDED
                                                                                      DECEMBER 30, 1995
                                                                                     --------------------

Provision for Federal income taxes at the statutory rate..........................    $1,162       35.0%
State and local income taxes, net of Federal benefit..............................       198        6.0
Other.............................................................................       (32)      (1.0)
                                                                                     --------    --------
Provision for income taxes........................................................    $1,328       40.0%
                                                                                     --------    --------
                                                                                     --------    --------

     Upon termination of S Corporation status, the Company will record a deferred tax asset (approximately $428,000 at March 30, 1996). The deferred tax asset results from the following temporary differences between financial and tax reporting basis:

                                                                                           MARCH 30, 1996
                                                                                           --------------
Deferred tax asset:
     Deferred rent......................................................................     $  551,000
     Other..............................................................................         20,000
                                                                                           --------------
                                                                                                571,000
Less: Future book depreciation in excess of tax depreciation............................       (143,000)
                                                                                           --------------
Net deferred tax asset..................................................................     $  428,000
                                                                                           --------------
                                                                                           --------------

     No  valuation  allowance  has  been  provided  since  in  the  opinion   of
management, the deferred tax asset will be fully utilized.

9. STATEMENTS OF CASH FLOW

     Supplemental disclosure of cash flow information:

                                                                                            THREE MONTHS
                                                                                               ENDED
                                                                                       ----------------------
                                         JANUARY 1,    DECEMBER 31,    DECEMBER 30,    APRIL 1,     MARCH 30,
                                            1994           1994            1995          1995         1996
                                         ----------    ------------    ------------    ---------    ---------

Cash paid during the period for
  interest............................      $ 11           $ 59            $157           $29          $54
                                             ---            ---          ------           ---          ---
                                             ---            ---          ------           ---          ---

10. COMMITMENTS AND CONTINGENCIES

(A) LEASES

     The Company leases land (Note 3), retail showrooms and equipment under various noncancellable operating leases. The leases expire at various times through the year 2013, contain option clauses and are subject to escalation clauses for taxes and expenses. Future minimum rentals required as of December 30, 1995 under all non-cancelable operating leases (exclusive of renewals) are as follows:

                                        FISCAL YEAR ENDED                                            (IN THOUSANDS)
- --------------------------------------------------------------------------------------------------   --------------

     1996.........................................................................................      $  6,875
     1997.........................................................................................         6,384
     1998.........................................................................................         5,944
     1999.........................................................................................         5,119
     2000.........................................................................................         4,434
     Thereafter...................................................................................        17,897
                                                                                                     --------------
          Total...................................................................................      $ 46,653
                                                                                                     --------------
                                                                                                     --------------

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

     Rent expense was approximately $5,392,000, $6,040,000 and $6,814,000 for the three years in the period ended December 30, 1995, and $1,577,000 and $2,001,000 for the three months ended April 1, 1995 and March 30, 1996, respectively, including amounts paid to the Company's stockholder (Note 4).

(B) LETTERS OF CREDIT

     The Company was liable under standby letters of credit amounting to approximately $444,000, $446,000 and $442,000 at December 31, 1994, December 30,
1995 and March 30, 1996 which are principally used as collateral for rental deposits.

(C) LITIGATION


     In April 1988, a lawsuit was filed against Hapat Bedding Corp. ('Hapat'), Sleepy's and the principal shareholder of Sleepy's in the Supreme Court of the State of New York, County of New York. In July 1988, a similar lawsuit was filed against M.J.R. Bedding Co., Inc. ('M.J.R.'), Sleepy's and the principal stockholder of Sleepy's in the same Court. Hapat and M.J.R. were corporations with each operating a store under the name 'Sleepy's' and receiving various services from the Company commencing in 1979. At the time of the commencement of the actions, the plaintiffs sought (i) in the Hapat action, $1,000,000 in compensatory damages and $2,000,000 in punitive damages, and (ii) in the M.J.R. action, $2,560,000 in compensatory damages and $1,000,000 in punitive damages, in each case for damages allegedly resulting from excessive fees charged by and payments to the Company in connection with the Company's provision of these services. The Company continues to vigorously defend the actions.



     The principal shareholder has agreed prior to effectiveness of this Offering to indemnify and hold harmless the Company against any net judgement amount rendered against the Company or settlement in the actions, in excess of the amount currently reserved by the Company in connection with the actions, including costs and expenses incurred after the effective date of this Offering, following all appeals. In light of this indemnification arrangement, the Company does not believe that the actions will have a material adverse effect on the financial position or liquidity of the Company. Any settlement paid by the stockholder on behalf of the Company will be recorded as an expense to operations with a corresponding contribution to additional paid in capital in accordance with SAB No. 79.


     As of December 30, 1995, the Company is involved in various other legal actions none of which management believes will have a material adverse effect on the Company's consolidated financial statements.

(D) CONSIGNMENT INVENTORY

     At December 31, 1994, December 30, 1995 and March 30, 1996, the Company had approximately $797,000, $697,000 and $258,000, respectively, of consignment inventory from certain vendors located throughout its store locations. There are no limits as to the level of goods the Company may hold under the consignment arrangements.

(E) EMPLOYMENT AGREEMENTS

     The Company has employment agreements with two key employees expiring through April 1999. The agreements include severance of six months to one year's salary upon termination with increasing amounts if termination occurs under certain conditions.

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

     Total future minimum commitments under these employment agreements at December 30, 1995 are as follows:

                               FISCAL YEAR ENDING
- --------------------------------------------------------------------------------

      1996......................................................................   $  266,666
      1997......................................................................      620,000
      1998......................................................................      494,674
      1999......................................................................       80,660
                                                                                   ----------
                                                                                   $1,462,000
                                                                                   ----------
                                                                                   ----------

(F) EMPLOYEE BONUS PLAN

     The Company has established a two-year executive officer bonus plan pursuant to which the Company may pay bonuses to its current Chief Executive Officer and Executive Vice President in an aggregate amount equal to 15% of the excess of (i) the Company's annual pre-tax income in a given year over (ii) a specified level (the 'Specified Level'). No bonus payments will be made in a given year if the Company's annual pre-tax income does not exceed the Specified Level in that year. Commencing January 1, 1998, the payment of bonuses for future years will be at the discretion of the compensation committee of the Board of Directors.

11. SUBSEQUENT EVENTS

(A) PUBLIC OFFERING

     The Company has signed an engagement letter with an underwriter in connection with a proposed public offering of 1,375,000 shares of the Company's common stock.

(B) PREFERRED STOCK

     In June 1996, the Company authorized 5,000,000 shares of Preferred Stock, $.01 par value per share. The rights, preferences and limitations of the Preferred Stock may be designated by the Company's Board of Directors at any time.

(C) STOCK OPTION PLAN


     In June 1996, the Board of Directors adopted and the principal shareholder of the Company approved the 1996 Stock Option Plan (the 'Stock Option Plan'). The Stock Option Plan provides for the grant, at the discretion of the Board of Directors, of (i) options that are intended to qualify as incentive stock options ('Incentive Stock Options') within the meaning of section 422A of the Code to certain employees and directors, and (ii) options not intended to so qualify ('Nonqualified Stock Option') to employees, directors and consultants. The total number of shares of Common Stock for which options may be granted under the Stock Option Plan is 400,000 shares.


     The Stock Option Plan will be administered by the compensation committee of the Board of Directors, which determines the terms of options exercised, including the exercise price, the number of shares subject to the option and terms and conditions of exercise. No option granted under the Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee.

     The exercise price of all stock options under the Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding common stock, the exercise price of any Incentive Stock Option must be not less than 110% of the fair market value on the

                        SLEEPY'S, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED) (INFORMATION WITH RESPECT TO THE THREE MONTHS ENDED APRIL 1, 1995 AND MARCH 30,
                               1996 IS UNAUDITED)

date of grant. The term of each option granted pursuant to the Stock Option Plan may be established by the compensation committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the Stock Option Plan is ten years. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company's outstanding common stock, the maximum term is five years. Options shall become exercisable at such times and in such installments as the compensation committee of the Board of Directors shall provide in the terms of each individual option.


     As of July 15, 1996, options to purchase 232,000 shares of Common Stock, each having an exercise price per share equal to the price per share in the Offering, have been granted under the Stock Option Plan, none of which options have been exercised.



     In addition, the Stock Option Plan provides that each non-employee director of the Company receives formula grants of stock options as described below. Prior to the Offering, each non-employee director of the Company will receive an award under the Stock Option Plan of ten-year options to purchase 1,200 shares of common stock at an exercise price per share equal to the price per share in the Offering, exercisable upon the effective date of the Offering. Following this offering, each person who served as a non-employee director of the Company during all or a part of a fiscal year (the 'Fiscal Year') of the Company will receive on the immediately following January 31 (the 'Award Date'), as compensation for services rendered in that Fiscal Year, an award under the Stock Option Plan of immediately exercisable ten-year options to purchase 1,200 shares of common stock (a 'Full Award') at an exercise price equal to the fair market value of the common stock on the Award Date; provided that each non-employee director who served during less than all of the Fiscal Year will receive an award equal to one-twelfth of a Full Award for each month or portion thereof that he or she served as a non-employee director of the Company. As formula grants under the Stock Option Plan, the foregoing grants of options to non-employee directors are not subject to the determinations of the Board of Directors or the compensation committee.



(D) GRANTOR RETAINED ANNUITY TRUSTS



     In June 1996, the principal shareholder transferred ownership interests in each of Sleepy's, KSAC, SII, 1-800 and certain shell corporations to three grantor retained annuity trusts. Prior to effectiveness, the ownership interests in all such corporations, except Sleepy's, will be contributed to Sleepy's by these trusts as part of the Reorganization. The trusts currently, and upon the Reorganization will, own 348,000 shares of the Company. Children of the principal shareholder are beneficiaries of the trusts, with the principal shareholder acting as the sole trustee of each trust.

[PHOTO OF A SLEEPY'S SHOWROOM]

[PHOTO OF TELEMARKETING CENTER, BETHPAGE, N.Y.]

[PHOTO OF HEADQUARTERS, BETHPAGE, N.Y.]

[PHOTO (OUTDOOR) OF DISTRIBUTION CENTER, BETHPAGE, N.Y.]

[PHOTO (INDOOR) OF DISTRIBUTION CENTER, BETHPAGE, N.Y.]

_____________________________                      _____________________________

     NO  DEALER,  SALESPERSON  OR  ANY  OTHER  PERSON  HAS  BEEN  AUTHORIZED  IN
CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE COMMON STOCK OFFERED BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR
SOLICITATION  IS  UNLAWFUL,  OR  IN  WHICH  THE  PERSON  MAKING  SUCH  OFFER  OR
SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------
                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               ----

Prospectus Summary..........................................................................................................     3
Risk Factors................................................................................................................     8
The Company.................................................................................................................    12
Reorganization of the Company and Change in Tax Status......................................................................    12
Use of Proceeds.............................................................................................................    14
Capitalization..............................................................................................................    15
Dividend Policy.............................................................................................................    15
Dilution....................................................................................................................    16
Selected Consolidated Financial Data........................................................................................    17
Management's Discussion and Analysis of Financial Condition and Results of Operations.......................................    19
Business....................................................................................................................    25
Management..................................................................................................................    35
Certain Transactions........................................................................................................    39
Principal Shareholders......................................................................................................    41
Description of Capital Stock................................................................................................    42
Shares Eligible for Future Sale.............................................................................................    44
Underwriting................................................................................................................    45
Legal Matters...............................................................................................................    46
Experts.....................................................................................................................    46
Additional Information......................................................................................................    47
Index to Financial Statements...............................................................................................   F-1


                            ------------------------
     UNTIL                             ,  1996 (25  DAYS AFTER THE  DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR ALLOTMENTS OR SUBSCRIPTIONS.

                                     [LOGO]

                                1,375,000 SHARES
                                       OF
                                  COMMON STOCK

                       ---------------------------------
                                   PROSPECTUS
                       ---------------------------------

                     GERARD  KLAUER  MATTISON  &  CO., LLC

                                         , 1996

_____________________________                      _____________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 722 of the New York Business Corporation Law ('NYBCL') permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

     Article Seventh of the Company's Certificate of Incorporation provides, in general, that the Company may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh of the Certificate of Incorporation also provides that the Company may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the Board of Directors or shareholders, agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

     In accordance with that provision of the Certificate of Incorporation, the Company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.

     The Underwriting Agreement contains, among other things, provisions whereby the Underwriter agrees to indemnify the Company, each officer and director of the Company who has signed the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act against any losses, liabilities, claims or damages arising out of alleged untrue statements or alleged omissions of material facts with respect to information furnished to the Company by the Underwriter for use in the Registration Statement or Prospectus. See Item 28 'Undertakings.'

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses (other than selling commissions and other fees paid to the underwriter) which will be paid by the Registrant in connection with the issuance and distribution of the securities being registered. With the exception of the registration fee and the NASD filing fee, all amounts shown are estimates.


Registration fee..................................................................   $  6,544
NASD filing fee...................................................................      2,398
Nasdaq National Market listing expenses...........................................     25,000
Blue sky fees and expenses (including legal and filing fees)......................     10,000
Printing expenses (other than stock certificates).................................     90,000
Printing and engraving of stock certificates......................................      5,000
Legal fees and expenses (other than Blue Sky).....................................    165,000
Accounting fees and expenses......................................................    100,000
Transfer Agent and Registrar fees and expenses....................................      5,000
Miscellaneous expenses............................................................     33,558
                                                                                     --------
     Total........................................................................    442,500
                                                                                     --------
                                                                                     --------


- ------------

*  To be filed by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     During the last three years, the Company has made no sales of unregistered securities.

ITEM 27. EXHIBITS.


NUMBER                                             DESCRIPTION OF EXHIBIT
- ------   ----------------------------------------------------------------------------------------------------------

  1.1    -- Form of Underwriting Agreement.
  3.1*   -- Restated Certificate of Incorporation of the Company.
  3.2    -- By-Laws of the Company.
  4.1    -- Specimen Certificate of the Company's Common Stock.
  4.2    -- Form of Representative's Warrant Agreement.
  5.1**  -- Opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company.
 10.1*   -- Form of Employment Agreement between the Company and Harry Acker.
 10.2*   -- Employment Agreement between the Company and Howard Roeder.
 10.3    -- 1996 Stock Option Plan of the Company.
 10.4    -- Executive Bonus Plan of the Company.
 10.5    -- Form of Lease Agreement between the Company and BDC Realty Corp.
 10.6    -- Form of Indemnification Agreement between the Company and Harry Acker.
 10.7    -- Form of Escrow Agreement among the Company, Harry Acker and escrow agent.
 10.8*   -- Note of the Company relating to its bank working capital facility.
 10.9    -- Form of Shareholder Distribution and Escrow Agreement among the Company, Harry Acker and escrow agent.
 22.1    -- List of Subsidiaries.
 23.1    -- Consent of BDO Seidman, LLP.
 23.2**  -- Consent of Parker Chapin Flattau & Klimpl, LLP, contained in Exhibit 5.1.
 24.1*   -- Power of Attorney.


- ------------


*  Previously filed.



** To be filed by amendment.

ITEM 28. UNDERTAKINGS.

     The undersigned Company hereby undertakes:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 15th day of July 1996.


                                          SLEEPY'S, INC.

                                          By:           /S/ HARRY ACKER
                                             ...................................
                                                        HARRY ACKER
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER


     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement was signed by the following persons in the capacities and on the dates stated.



                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------

             /S/ HARRY ACKER                Chairman of the Board, Chief Executive            July 15, 1996
 .........................................    Officer and Director
               HARRY ACKER

                    *                       Chief Operating Officer and Director              July 15, 1996
 .........................................
               DAVID ACKER

                    *                       Executive Vice President and Director             July 15, 1996
 .........................................
                A.J. ACKER

                    *                       Vice President of Finance and Chief               July 15, 1996
 .........................................    Financial Officer (principal financial and
               JAY BOROFSKY                   accounting officer)

       *By:         /S/ HARRY ACKER
 .........................................
               HARRY ACKER
             ATTORNEY-IN-FACT

[THE FOLLOWING IS THE FORM OF OPINION WE WILL BE IN A POSITION TO ISSUE UPON THE
               COMPLETION OF THE EVENTS DESCRIBED IN NOTE 1(a).]



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Sleepy's Inc.



     The audits referred to in our report to Sleepy's Inc., dated March 7, 1996 (except for Notes 1(a), 1(h), 3, 7, 10(c) and 11 which are dated _______________, 1996), which is contained in the Prospectus constituting part of this Registration Statement included the audits of the consolidated schedule listed in the accompanying index for each of the three years in the period ended December 30, 1995. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based upon our audits.



     In our opinion, the consolidated schedule presents fairly, in all material respects, the information set forth therein.



BDO Seidman, LLP
March 7, 1996

                                                                     SCHEDULE II



                   CONSOLIDATED FINANCIAL STATEMENT SCHEDULE
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)



                                                                        COLUMN C-ADDITIONS
                                                        COLUMN B-     -----------------------                      COLUMN E-
                                                       BALANCE AT     CHARGED TO   CHARGED TO                     BALANCE AT
                                                        BEGINNING     COSTS AND      OTHER        COLUMN D-         END OF
COLUMN A - DESCRIPTION                                  OF PERIOD      EXPENSES     ACCOUNTS    DEDUCTIONS(1)       PERIOD
- ----------------------------------------------------  -------------   ----------   ----------   -------------    -------------

For the year ended January 1, 1994
  Allowance for uncollectible balances..............      $   0          $440         --            --               $ 440
For the year ended December 31, 1994
  Allowance for uncollectible balances..............      $ 440          $ 71         --            --               $ 511
For the year ended December 30, 1995
  Allowance for uncollectible balances..............      $ 511         --            --            --               $ 511



- ------------



(1) Write-offs, net of recoveries.


                                      S-1

                            STATEMENT OF DIFFERENCES


The section mark symbol shall be expressed as......  ss.
The trademark symbol shall be expressed as.........  TM